DAVITA INC.,
as Issuer,

the GUARANTORS named herein,
as Guarantors,

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

INDENTURE

Dated as of August 11, 2020

3.750% Senior Notes due 2031

TABLE OF CONTENTS
ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	Definitions.

SECTION 1.02.	Other Definitions.

SECTION 1.03.	Incorporation by Reference of TIA.

SECTION 1.04.	Rules of Construction.
ARTICLE TWO
THE NOTES

SECTION 2.01.	Form and Dating.

SECTION 2.02.	Execution and Authentication.

SECTION 2.03.	Registrar and Paying Agent.

SECTION 2.04.	Paying Agent To Hold Assets in Trust.

SECTION 2.05.	Holder Lists.

SECTION 2.06.	Transfer and Exchange.

SECTION 2.07.	Replacement Notes.

SECTION 2.08.	Outstanding Notes.

SECTION 2.09.	Treasury Notes.

SECTION 2.10.	Temporary Notes.

SECTION 2.11.	Cancellation.

SECTION 2.12.	Defaulted Interest.

SECTION 2.13.	CUSIP Number.

SECTION 2.14.	Deposit of Moneys.
ARTICLE THREE
REDEMPTION

SECTION 3.01.	Notices to Trustee.

SECTION 3.02.	Selection of Notes To Be Redeemed.

SECTION 3.03.	Notice of Redemption.

SECTION 3.04.	Effect of Notice of Redemption.

SECTION 3.05.	Deposit of Redemption Price.

SECTION 3.06.	Notes Redeemed in Part.

SECTION 3.07.	Conditions to Redemption; Delay of Redemption Date.
ARTICLE FOUR
COVENANTS

SECTION 4.01.	Payment of Notes.

SECTION 4.02.	Maintenance of Office or Agency.

SECTION 4.03.	Legal Existence.

SECTION 4.04.	Payment of Taxes and Other Claims.

SECTION 4.05.	[Intentionally Omitted.]

SECTION 4.06.	Compliance Certificate; Notice of Default.

SECTION 4.07.	[Reserved].

SECTION 4.08.	Waiver of Stay, Extension or Usury Laws.

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SECTION 4.09.	Change of Control.

SECTION 4.10.	[Reserved].

SECTION 4.11.	[Reserved].

SECTION 4.12.	[Reserved].

SECTION 4.13.	Limitation on Liens.

SECTION 4.14.	[Reserved].

SECTION 4.15.	[Reserved].

SECTION 4.16.	[Reserved].

SECTION 4.17.	Sale/Leaseback Transactions.

SECTION 4.18.	SEC Reports.

SECTION 4.19.	Future Subsidiary Guarantors.
ARTICLE FIVE
MERGER AND CONSOLIDATION

SECTION 5.01.	Merger and Consolidation.
ARTICLE SIX
DEFAULT AND REMEDIES

SECTION 6.01.	Events of Default.

SECTION 6.02.	Acceleration.

SECTION 6.03.	Other Remedies.

SECTION 6.04.	Waiver of Past Defaults.

SECTION 6.05.	Control by Majority.

SECTION 6.06.	Limitation on Suits.

SECTION 6.07.	Rights of Holders To Receive Payment.

SECTION 6.08.	Collection Suit by Trustee.

SECTION 6.09.	Trustee May File Proofs of Claim.

SECTION 6.10.	Priorities.

SECTION 6.11.	Undertaking for Costs.
ARTICLE SEVEN
TRUSTEE

SECTION 7.01.	Duties of Trustee.

SECTION 7.02.	Rights of Trustee.

SECTION 7.03.	Individual Rights of Trustee.

SECTION 7.04.	Trustee’s Disclaimer.

SECTION 7.05.	Notice of Default.

SECTION 7.06.	Reports by Trustee to Holders.

SECTION 7.07.	Compensation and Indemnity.

SECTION 7.08.	Replacement of Trustee.

SECTION 7.09.	Successor Trustee by Merger, Etc.

SECTION 7.10.	Eligibility; Disqualification.

SECTION 7.11.	Preferential Collection of Claims Against the Company.

SECTION 7.12.	Applicable Tax Law.

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ARTICLE EIGHT
DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.	Termination of the Company’s Obligations.

SECTION 8.02.	Legal Defeasance and Covenant Defeasance.

SECTION 8.03.	Conditions to Legal Defeasance or Covenant Defeasance.

SECTION 8.04.	Application of Trust Money.

SECTION 8.05.	Repayment to the Company.

SECTION 8.06.	Reinstatement.
ARTICLE NINE
AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 9.01.	Without Consent of Holders.

SECTION 9.02.	With Consent of Holders.

SECTION 9.03.	Intentionally Omitted.

SECTION 9.04.	Compliance with TIA.

SECTION 9.05.	Revocation and Effect of Consents.

SECTION 9.06.	Notation on or Exchange of Notes.

SECTION 9.07.	Trustee To Sign Amendments, Etc.
ARTICLE TEN
INTENTIONALLY OMITTED
ARTICLE ELEVEN
NOTE GUARANTEE

SECTION 11.01.	Unconditional Guarantee.

SECTION 11.02.	Notation Not Required.

SECTION 11.03.	Limitation on Guarantor Liability.

SECTION 11.04.	Execution and Delivery of Note Guarantee.

SECTION 11.05.	Release of a Subsidiary Guarantor.

SECTION 11.06.	Waiver of Subrogation.

SECTION 11.07.	Immediate Payment.

SECTION 11.08.	No Set Off.

SECTION 11.09.	Guarantee Obligations Absolute.

SECTION 11.10.	Guarantee Obligations Continuing.

SECTION 11.11.	Guarantee Obligations Not Reduced.

SECTION 11.12.	Guarantee Obligations Reinstated.

SECTION 11.13.	Guarantee Obligations Not Affected.

SECTION 11.14.	Waiver.

SECTION 11.15.	No Obligation To Take Action Against the Company.

SECTION 11.16.	Dealing with the Company and Others.

SECTION 11.17.	Default and Enforcement.

SECTION 11.18.	Amendment, Etc.

SECTION 11.19.	Acknowledgment.

SECTION 11.20.	Costs and Expenses.

SECTION 11.21.	No Merger or Waiver; Cumulative Remedies.

SECTION 11.22.	Survival of Guarantee Obligations.

SECTION 11.23.	Guarantee in Addition to Other Guarantee Obligations.

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ARTICLE TWELVE
MISCELLANEOUS

SECTION 12.01.	Intentionally Omitted.

SECTION 12.02.	Notices.

SECTION 12.03.	Communications by Holders with Other Holders.

SECTION 12.04.	Certificate and Opinion as to Conditions Precedent.

SECTION 12.05.	Statements Required in Certificate or Opinion.

SECTION 12.06.	Rules by Trustee, Paying Agent, Registrar.

SECTION 12.07.	Legal Holidays.

SECTION 12.08.	Governing Law; Waiver of Jury Trial.

SECTION 12.09.	No Adverse Interpretation of Other Agreements.

SECTION 12.10.	No Recourse Against Others.

SECTION 12.11.	Successors.

SECTION 12.12.	Duplicate Originals.

SECTION 12.13.	Severability.

SECTION 12.14.	Force Majeure.

SECTION 12.15.	Electronic Signature.

Signatures

Appendix A - Provisions Relating to the Notes
Exhibit A    -    Form of Note
Exhibit B    -    Form of Global Notes Legend
Exhibit C    -    Incumbency Certificate
Exhibit D    -    Form of Transferee Letter of Representation

____
Note: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

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INDENTURE dated as of August 11, 2020 among DAVITA INC., a Delaware corporation (the “Company”), as issuer, and each of the Guarantors named herein, as Guarantors, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association organized under the laws of the United States of America, as Trustee (the “Trustee”).
The Company has duly authorized the creation of an issue of 3.750% Senior Notes due 2031 and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company have been done.
Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE ONE
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01.    Definitions.
Set forth below are certain defined terms used in this Indenture.
“2019 Transactions” means the entry into the Senior Credit Agreement by the Company on August 12, 2019, the Company’s tender offer to purchase shares of its Common Stock that was completed in August 2019, the tender offer for and/or repurchase, redemption or other retirement of the Company’s outstanding 5.750% Senior Notes due 2022, and the application of proceeds from the borrowings under the Senior Credit Agreement in connection with the Company’s tender offer to purchase shares of its Common Stock that was completed in August 2019, the tender offer for and/or repurchase, redemption or other retirement of the Company’s outstanding 5.750% Senior Notes due 2022, the repayment of borrowings outstanding under the Company’s predecessor credit facility and payment of fees and expenses relating to the foregoing.
“2020 Transactions” means the issuance of the Company’s 4.625% Senior Notes due 2030 on June 9, 2020, the application of proceeds from the issuance of the Company’s 4.625% Senior Notes due 2030 to redeem, repay, retire and discharge all $1.75 billion aggregate principal amount of the Company’s outstanding 5.125% Senior Notes due 2024 that was completed on July 15, 2020, and payment of fees and expenses relating to the foregoing.
“Additional Notes” means Notes issued after the Issue Date in accordance with this Indenture.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agent” means any Registrar, Paying Agent or co-Registrar.
“Applicable Premium” means, with respect to any Note to be redeemed on any Redemption Date, the greater of:
(1)    1.0% of the then outstanding principal amount of such Note; and

(2)    the excess, if any, of:
(a)    the present value at such Redemption Date of (i) the Redemption Price of such Note at February 15, 2026 (such Redemption Price being set forth in the table appearing in Section 5 of the form of Note attached hereto as Exhibit A) plus (ii) all required interest payments due on such Note through February 15, 2026 (excluding accrued but unpaid interest to, but excluding, such Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over
(b)    the then outstanding principal amount of such Note.
“Asset Disposition” means any direct or indirect sale, lease (other than an operating lease entered into in the ordinary course of business), transfer, issuance or other disposition (other than a license or sub-license entered into in the ordinary course of business), or a series of related sales, leases, transfers, issuances or dispositions that are part of a common plan, of shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares), property or other assets (each referred to for the purposes of this definition as a “disposition”) by the Company or any of its Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction.
Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:
(1)    a sale, lease, transfer, issuance or other disposition (including, without limitation, by merger, consolidation or sale or other transfer of Capital Stock) by a Subsidiary to the Company or by the Company or a Subsidiary to a Subsidiary;
(2)    the sale or other disposition of cash and Cash Equivalents in the ordinary course of business;
(3)    a disposition of inventory in the ordinary course of business;
(4)    a disposition of obsolete or worn-out equipment or equipment that is disposed of in each case in the ordinary course of business;
(5)    transactions permitted under Section 5.01;
(6)    an issuance of Capital Stock by a Subsidiary to the Company or to a Subsidiary;
(7)    any sale, lease, transfer or other disposition (including, without limitation, by merger, consolidation or sale or other transfer of Capital Stock) of assets (including without limitation the Capital Stock of Subsidiaries) with an aggregate Fair Market Value of less than $50.0 million per transaction or series of related transactions;
(8)    the creation of any Permitted Lien and dispositions in connection with Permitted Liens;
(9)    dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;
(10)    the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property to the extent not materially interfering with the business of the Company and its Subsidiaries taken as a whole;
(11)    sales or other dispositions of receivables and related assets or an interest therein; and
(12)    the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control.

“Attributable Indebtedness” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate assumed in making calculations in accordance with Accounting Standards Codification Topic 842 “Leases”) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Financing Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Financing Lease Obligation.”
“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.
“Board of Directors” means, as to any Person, the board of directors or similar body of such Person or any duly authorized committee thereof. For purposes of clarity, it is understood and agreed that references to a majority or other percentage or portion of the Board of Directors of any Person means a majority or such other percentage or portion of the board of directors or similar body of such Person or of any duly authorized committee thereof.
“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.
“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock and limited liability or partnership interests (whether general or limited), but excluding any debt securities convertible into such equity.
“Captive Insurance Subsidiary” means any Subsidiary that is regulated as an insurance company by a state health, financing, insurance or human services agency in the United States.
“Cash Equivalents” means:
(1)    securities with maturities of one year or less from the date of acquisition, or floating rate securities with longer maturities but rate resets within a year, issued, fully guaranteed or insured by the United States of America or any agency or instrumentality thereof;
(2)    securities with maturities of one year or less from the date of acquisition issued, fully guaranteed or insured by any State of the United States of America or any political subdivision thereof rated at least AA- by S&P or Aa3 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments;
(3)    certificates of deposit, time deposits, overnight bank deposits, demand deposits or other deposits, bankers’ acceptances and repurchase agreements issued by or in a Qualified Issuer having maturities of one year or less from the date of acquisition;
(4)    commercial paper or corporate bonds of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and having maturities of 270 days or less from the date of acquisition;
(5)    money market accounts or funds, a substantial portion of the assets of which constitute Cash Equivalents described in clauses (1) through (4) above, with, issued by or managed by Qualified Issuers;

(6)    money market accounts or funds, mutual funds, or funds exempt from SEC registration, a substantial portion of the assets of which constitute Cash Equivalents described in clauses (1) through (4) above, which money market accounts or funds have net assets of not less than $500.0 million and have the highest rating available of either S&P or Moody’s, or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments;
(7)    money market accounts or funds, mutual funds, or funds exempt from SEC registration rated at least AA by S&P and at least Aa by Moody’s;
(8)    auction rate securities rated not less than AAA by S&P and not less than Aaa by Moody’s;
(9)    securities with maturities of one year or less from the date of acquisition issued by, and any certificates of deposit, time deposits, overnight bank deposits, demand deposits, or other accounts issued by or with, a bank or other financial institution to the extent insured by the Federal Deposit Insurance Corporation or any similar or successor entity; and
(10)    in the case of Foreign Subsidiaries of the Company, substantially similar instruments to those set forth in clauses (1) through (9) above.
“Change of Control” means:
(1)    any “person” or “group” of related persons (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (for the purposes of this clause, such person or group shall be deemed to beneficially own any Voting Stock of the Company held by a parent entity, if such person or group “beneficially owns” (as defined above), directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent entity); or
(2)    the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder, excluding any such transaction that complies with Section 5.01; or
(3)    the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company;
provided that notwithstanding the foregoing, the occurrence of a reorganization that results in all the Capital Stock of the Company being held by a Parent Entity shall not result in a Change of Control provided that the shareholders of the Parent Entity immediately after such reorganization are substantially the same as the shareholders of the Company (with substantially equivalent ownership percentages) immediately preceding such reorganization.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means with respect to any Person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of such Person’s common stock whether or not outstanding on the Issue Date, and includes, without limitation, all series and classes of such common stock.

“Company” means the Person identified as such in the Preamble hereto, until a successor Person shall have replaced the Company as obligor on the Notes pursuant to the applicable provisions of this Indenture, and thereafter means such successor Person.
“Consolidated EBITDA” means, with respect to the Company and its consolidated Subsidiaries for any period, on a consolidated basis and without duplication, the amount equal to the sum of (a) the Consolidated Net Income for such period plus (b) the sum of each of the following expenses that have been deducted in the determination of the Consolidated Net Income for such period:
(1) the Consolidated Interest Expense for such period,
(2) all income tax expense (whether federal, state, local, foreign or otherwise) of the Company and its Subsidiaries, on a consolidated basis for such period,
(3) all depreciation expense of the Company and its Subsidiaries for such period,
(4) all amortization expense of the Company and its Subsidiaries for such period,
(5) cash fees, expenses, charges, debt extinguishment costs and other costs incurred in connection with the 2019 Transactions, the 2020 Transactions or the Transactions,
(6) all non-cash charges, write-downs, expenses, losses or items otherwise deducted in determining the Consolidated Net Income for such period (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period or amortization of a prepaid cash expense that was paid in a prior period not included in the calculation); provided that for any period, the amount of non-cash charges arising from the write-off of current assets shall not be included in this subclause (6),
(7) consolidated expenses for valuation adjustments or impairment charges,
(8) all expenses and charges relating to non-controlling interests and equity income in Subsidiaries,
(9) all extraordinary losses subtracted in determining the Consolidated Net Income for such period,
(10) any losses of a Person (other than a Subsidiary) in which the Company or any of its Subsidiaries has an ownership interest that is accounted for using the equity method,
(11) cash fees, expenses, charges, debt extinguishment costs and other costs incurred in connection with any Investments and any sale, lease transfer or other disposition of assets,
(12) cash expenses attributable to the early extinguishment or conversion of Indebtedness (including deferred financing expenses written off and premiums paid),
(13) extraordinary, unusual or nonrecurring losses or charges for such period and
(14) the cumulative effect of a change in accounting principles, minus (c) all extraordinary gains added in determining the Consolidated Net Income for such period, minus (d) the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period, minus (e) extraordinary, unusual or nonrecurring gains for such period. Unless the context otherwise requires, each reference to “Consolidated EBITDA” in this Indenture shall be deemed to refer to the Consolidated EBITDA of the Company and its Subsidiaries.

“Consolidated Interest Expense” means, with respect to the Company and its consolidated Subsidiaries for any period, on a consolidated basis and without duplication, the gross interest expense accrued on all Indebtedness of the Company and its Subsidiaries during such period, determined on a consolidated basis and in accordance with GAAP for such period, including, without limitation, (a) in the case of the Company, all commitment fees and other fees paid or payable pursuant to the Senior Credit Agreement, (b) commissions, discounts and other fees and charges paid or payable in connection with letters of credit, (c) all amortization of original issue discount in respect of all Indebtedness of the Company and its Subsidiaries, (d) all dividends on Disqualified Stock, to the extent paid or payable in cash, (e) commissions, discounts, yield and other fees and charges incurred in connection with any receivables financing which are payable to any Person other the Company or a Subsidiary Guarantor, (f) imputed interest on Financing Lease Obligations of the Company and its Subsidiaries for such period (but excluding, for the avoidance of doubt, any lease, rental or other expense in connection with a Non-Financing Lease Obligation) and (g) cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company and its Subsidiaries) in connection with Indebtedness incurred by such plan or trust, minus interest income of the Company and its Subsidiaries received upon cash and Cash Equivalents during such period. For purposes of this definition, interest on a Financing Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Company to be the rate of interest implicit in such Financing Lease Obligation in accordance with GAAP (or, if not implicit, as otherwise determined in accordance with GAAP).
“Consolidated Net Income” means, with respect to the Company and its consolidated Subsidiaries for any period, without duplication, the consolidated net income (or net loss) of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries (provided that such income (or deficit) may be included in pro forma calculations as otherwise provided in this Indenture) and (b) the income (or deficit) of any Person (other than a Subsidiary of the Company) in which the Company or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Company or such Subsidiary in the form of dividends or similar distributions.
“Corporate Trust Office” means the corporate trust office of the Trustee located at The Bank of New York Mellon Trust Company, N.A., Attention: Corporate Trust Administration, 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602, or such other office, designated by the Trustee by written notice to the Company, at which at any particular time its corporate trust business shall be administered.
“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Depository” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:
(1)    matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;
(2)    is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock which is convertible or exchangeable solely at the option of the Company or a Subsidiary); or
(3)    is redeemable at the option of the holder of the Capital Stock in whole or in part,

in each case on or prior to the date that is 91 days after the earlier of the date (a) of the Stated Maturity of the Notes or (b) on which there are no Notes outstanding; provided that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date will be deemed to be Disqualified Stock; provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset disposition (each defined in a substantially identical manner to the corresponding definitions in this Indenture) shall not constitute Disqualified Stock if the terms of such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) provide that the Company may not repurchase or redeem any such Capital Stock (and all such securities into which it is convertible or for which it is exchangeable) pursuant to such provision prior to compliance by the Company with Section 4.09.
“Equity Offering” means an offering for cash by the Company (to the extent such offering is not on behalf of selling stockholders) of its Common Stock, or options, warrants or rights with respect to its Common Stock, other than public offerings with respect to the Company’s Common Stock, or options, warrants or rights, registered on Form S‑4 or S‑8 or any successors thereto.
“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Existing Notes” means, collectively, the Company’s outstanding 5.000% Senior Notes due 2025 and 4.625% Senior Notes due 2030.
“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such asset) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value (other than of any asset with a public trading market) (x) of $75.0 million or less shall be determined by Senior Management or the Board of Directors of the Company, in each case, acting reasonably and in good faith and (y) in excess of $75.0 million shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.
“Financing Lease Obligations” means an obligation that is required to be classified and accounted for as a finance or capital lease (and, for the avoidance of doubt, not an operating lease) and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP, and, for purposes of this Indenture, the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation at the time any determination thereof is to be made as determined in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.
“Foreign Subsidiary” means any Subsidiary that is not organized under the laws of the United States of America or any state thereof or the District of Columbia and any Subsidiary of such Subsidiary.
“GAAP” means, except as otherwise provided herein (including, without limitation, with respect to Financing Lease Obligations), generally accepted accounting principles in the United States of America as in effect from time to time applied on a consistent basis, including those set forth in the Financial Accounting Standards Board codification (or by agencies or entities with similar functions of comparable stature and authority within the U.S. accounting profession) or in rules or interpretative releases of the SEC applicable to SEC registrants; provided that (x) GAAP is determined as of the date of any calculation or determination required hereunder and (y) the Company, on any date, may, by providing notice thereof to the Trustee, elect to establish that GAAP shall mean GAAP as in effect on such date and any such election, once made, will be irrevocable. The Company shall give notice of any such election to the Trustee and the Holders of the Notes. All ratios and computations based on GAAP contained in this Indenture will be computed in conformity with GAAP.

“Global Note” means a global Note or global Notes in registered form, registered in the name of a Depository or its nominee.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)    to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); or
(2)    entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).
The term “Guarantee” used as a verb has a corresponding meaning.
“Guarantor” means each Subsidiary Guarantor and each other Person, if any, that provides a Note Guarantee in accordance with Article Eleven.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.
“Holder” or “Noteholder” means the registered holder of any Note.
“Incur” means issue, create, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) will be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and the terms “Incurred” and “Incurrence” have meanings correlative to the foregoing.
“Indebtedness” means, with respect to any Person on any date of determination (without duplication):
(1)    all obligations in respect of indebtedness of such Person for borrowed money;
(2)    all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; and
(3)    to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the obligations referred to in clause (1) or (2) above of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business).
In addition, the term “Indebtedness” includes all Indebtedness of other Persons secured by a Lien on any Principal Property of the specified Person or any of its Subsidiaries or upon the shares of Capital Stock or Indebtedness of any Subsidiary of the specified Person, whether or not such Indebtedness is assumed by the specified Person, and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person, whether or not contingent and whether or not it appears on the balance sheet of such Person (for purposes of clarity, it is understood and agreed that, if a Person Guarantees only a portion of the Indebtedness of another Person, then only the portion of such Indebtedness so guaranteed shall be deemed Indebtedness of the Person Guaranteeing such Indebtedness). For the avoidance of doubt and without any implication to the contrary, Non-Financing Lease Obligations shall not constitute “Indebtedness” for purposes of this Indenture.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.
In addition, “Indebtedness” of any Person shall include Indebtedness described above in this definition that would not appear as a liability on the balance sheet of such Person if:
(1)    such Indebtedness is the obligation of a partnership or joint venture that is not a Subsidiary (a “Joint Venture”);
(2)    such Person or a Subsidiary of such Person is a general partner of the Joint Venture (a “General Partner”); and
(3)    there is recourse, by contract or operation of law, with respect to the payment of such Indebtedness to property or assets of such Person or a Subsidiary of such Person; and then such Indebtedness shall be included in an amount not to exceed:
(a)    the lesser of (i) the net assets of the General Partner and (ii) the amount of such obligations to the extent that there is recourse, by contract or operation of law, to the property or assets of such Person or a Subsidiary of such Person; or
(b)    if less than the amount determined pursuant to clause (a) immediately above, the actual amount of such Indebtedness that is recourse to such Person or a Subsidiary of such Person, if the Indebtedness is evidenced by a writing and is for a determinable amount.
“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.
“Interest Payment Date” means February 15 and August 15 of each year.
“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.
“Investment” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of any direct or indirect advance, loan (other than advances or extensions of credit to customers or trade receivables in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that none of the following will be deemed to be an Investment:
(1)    endorsements of negotiable instruments and documents in the ordinary course of business; and
(2)    an acquisition of assets, Capital Stock or other securities by the Company or a Subsidiary for consideration to the extent such consideration consists of Common Stock of the Company.
“Issue Date” means August 11, 2020.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof); provided that in no event shall a Non-Financing Lease Obligation be deemed to constitute a Lien.
“Maturity Date” means February 15, 2031.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).
“Non-Financing Lease Obligation” means a lease obligation that is not required to be accounted for as a finance or capital lease in accordance with GAAP. For the avoidance of doubt, an operating lease shall be considered a Non-Financing Lease Obligation.
“Note Guarantee” means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of this Indenture and any supplemental indentures hereto, and, collectively, all such Guarantees.
“Notes” means the Company’s 3.750% Senior Notes due 2031 (including for the avoidance of doubt, Additional Notes), as amended from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.
“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President or above, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company. Officer of any Subsidiary Guarantor has a correlative meaning.
“Officer’s Certificate” means, with respect to the Company or any other obligor upon the Notes, a certificate signed by one Officer of such Person.
“Opinion of Counsel” means a written opinion reasonably acceptable to the Trustee from legal counsel. The counsel may be an employee of or counsel to the Company. Anything in this Indenture or the Notes to the contrary notwithstanding, any such opinion of legal counsel may rely, as to factual matters, on a certificate of an officer (or similar official) of the Company, any Guarantor or any other appropriate Person and on certificates and statements of governmental bodies and officials.
“Parent Entity” means, for purposes of the proviso to the definition of “Change of Control,” a newly created entity having, at the time of consummation of a reorganization transaction permitted by such proviso, no assets with a Fair Market Value in excess of $1.0 million (other than Capital Stock of the Company and its Subsidiaries) and no liabilities with a Fair Market Value in excess of $1.0 million, in each case that would be reflected on an unconsolidated balance sheet of such entity at such time.
“Permitted Holder” means Berkshire Hathaway Inc. or any of its Affiliates (but excluding, for the avoidance of doubt, any portfolio company thereof, the holdings of which shall be considered independently of any Permitted Holder).
“Permitted Liens” means, with respect to any Person:
(1)    Liens securing Indebtedness under one or more Senior Credit Facilities or other Indebtedness in an aggregate principal amount outstanding that does not exceed the greater of (A) $7,000 million and (B) the maximum principal amount such that the Secured Indebtedness Leverage Ratio would not exceed 3.50 to 1.00, in each case calculated on a pro forma basis at the time any Indebtedness secured by a Lien pursuant to this clause (1) is Incurred and after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom;
(2)    pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws, social security laws or similar legislation or regulations or deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, or deposits or other security securing liabilities to insurance carriers under insurance or self-insurance arrangements in each case Incurred in the ordinary course of business;
(3)    Liens imposed by law, including carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not more than 60 days past due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;
(4)    Liens for taxes, assessments or other governmental charges not yet subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings provided appropriate provisions, if any, required pursuant to GAAP have been made in respect thereof;
(5)    Liens in favor of issuers of surety, indemnity, bid, warranty, release, appeal or performance bonds or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute an obligation for money borrowed;
(6)    encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect, in the good faith judgment of the Senior Management of such Person, the value of said properties or materially impair their use in the operation of the business of such Person;
(7)    Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligation;
(8)    leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;
(9)    judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded or appropriate reserves have been established as required by GAAP, if any;
(10)    Liens for the purpose of securing the payment of all or a part of the purchase price of, or Financing Lease Obligations, purchase money obligations or other payments Incurred to finance the acquisition, improvement or construction of, assets or property acquired or constructed in the ordinary course of business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets); provided that:
(a)    the aggregate principal amount of Indebtedness secured by such Liens does not exceed the cost of the assets or property so acquired or constructed; and

(b)    such Liens are created within 180 days after the completion of the construction or acquisition of such assets or property and do not encumber any other assets or property of the Company or any Subsidiary other than such assets or property and assets affixed or appurtenant thereto or improvements, accessions or proceeds in respect thereof;
(11)    banker’s Liens, rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:
(a)    such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board or other applicable regulatory authority; and
(b)    such deposit account is not intended by the Company or any Subsidiary to provide collateral to the depository institution;
(12)    Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;
(13)    Liens existing on the Issue Date other than Liens in respect of the Senior Credit Agreement;
(14)    Liens on property or assets (including improvements, accessions and proceeds in respect thereof) or shares of Capital Stock (and dividends or distributions thereon and proceeds in respect thereof) of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Company or any Subsidiary;
(15)    Liens on property or assets (including improvements, accessions and proceeds in respect thereof) at the time the Company or a Subsidiary acquired such property or assets, including any acquisition by means of a merger or consolidation with or into the Company or any Subsidiary; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Company or any Subsidiary;
(16)    Liens securing Indebtedness or other obligations of a Subsidiary owing to the Company or another Subsidiary;
(17)    Liens securing the Notes and any Guarantees thereof;
(18)    Liens in favor of the Company or a Subsidiary;
(19)    Liens under industrial revenue, municipal or similar bonds;
(20)    Liens in connection with dispositions of self-pay receivables in the ordinary course of business, which the Company or any of its Subsidiaries believe in good faith cannot be paid in full;
(21)    customary non-assignment provisions in agreements entered into by the Company or any Subsidiary in the ordinary course of business; and
(22)    in addition to the items referred to in clauses (1) through (21) above, Liens securing Indebtedness of the Company and its Subsidiaries in an aggregate principal amount which, when taken together with the aggregate principal amount of all other Indebtedness of the Company and its Subsidiaries secured by Liens Incurred pursuant to this clause (22) and then outstanding, will not exceed the greater of $400.0 million and 2.5% of Total Assets.
For purposes of the “Permitted Liens” definition, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in clauses (1) through (22) above but may be permitted in part under any combination thereof, (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens (or any portion thereof) described in clauses (1) through (22) above, the Company may, in its sole discretion, classify or divide such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with the “Permitted Liens” definition and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such item of Indebtedness (or portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof), and (C) in the event that a portion of Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (22) above (giving effect to the Incurrence of such portion of such Indebtedness), the Company, in its sole discretion, may classify or reclassify such portion of such Indebtedness (and any obligations in respect thereof) as having been secured pursuant to clause (22) above and thereafter the remainder of such Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.
If any Lien securing Indebtedness is Incurred in connection with the refinancing of Indebtedness and the Lien securing the Indebtedness being refinanced was initially Incurred in reliance on a basket measured by reference to a percentage of Total Assets at the time of incurrence, and such refinancing would cause the percentage of Total Assets restriction to be exceeded if calculated based on the Total Assets on the date of such refinancing, such percentage of Total Assets restriction shall not be deemed to be exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced, plus the aggregate amount of fees, underwriting discounts, premiums and other costs and expenses (including accrued and unpaid interest) incurred or payable in connection with such refinancing. The principal amount of Indebtedness outstanding secured by Liens shall be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.
For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated by the SEC) will be determined in good faith by a responsible financial or accounting officer of the Company; provided that such pro forma calculations may include operating expense reductions for such period resulting from the transaction which is being given pro forma effect that have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within one year following any such transaction. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.
“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.
“Principal Property” means, with respect to any Person, all of such Person’s interests in any real property and any related buildings, fixtures or other improvements located in the United States (i) owned by the Company or its Subsidiaries, including the Company’s principal corporate office, and (ii) having a net book value, as of the date of determination, in excess of 1.0% of the most recently calculated Total Assets. Principal Property does not include any property that the Board of Directors by resolution determines in good faith (taking into account, among other things, the materiality of such property to the business, financial condition and earnings of the Company and its consolidated Subsidiaries taken as a whole) not to be material to the business of the Company and its consolidated Subsidiaries, taken as a whole.
“Principal Subsidiary” means any direct or indirect Subsidiary of the Company that owns a Principal Property.
“Qualified Issuer” means any commercial bank that has a combined capital and surplus in excess of $500.0 million.
“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more receivables transactions, and that engages only in activities reasonably related or incidental thereto.
“Record Date” means the applicable Record Date specified in the Notes.
“Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Notes.
“Redemption Price,” when used with respect to any Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Notes.
“refinance” means to refinance, repay, prepay, replace, exchange, renew, extend or refund; “refinanced” and “refinances” shall have correlative meanings.
“Responsible Officer” means, when used with respect to the Trustee, any officer in the corporate trust department of the Trustee, including any vice president, trust officer or any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject and shall also mean any officer who shall have direct responsibility for the administration of this Indenture.
“S&P” means Standard & Poor’s Ratings Services or any successor to the rating agency business thereof.
“Sale/Leaseback Transaction” means an arrangement relating to a Principal Property owned on the date of this Indenture or thereafter acquired whereby the Company or a Subsidiary transfers such property to a Person and the Company or a Subsidiary leases it from such Person.
“SEC” means the United States Securities and Exchange Commission or any successor thereto.
“Secured Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries for borrowed money that is secured by a Lien on any property of the Company or any of its Subsidiaries and which Lien arises under any instrument or agreement to which the Company or any of its Subsidiaries is a party or by which any of them is bound.
“Secured Indebtedness Leverage Ratio” means, as of any date of determination, with respect to the Company and its Subsidiaries, the ratio of (x) the aggregate amount of all Secured Indebtedness, minus the aggregate amount of all cash and Cash Equivalents, of the Company and its Subsidiaries (“Consolidated Total Secured Indebtedness”) as of the last day of the period of the most recent four consecutive fiscal quarters ending prior to the date of determination for which financial statements are in existence to (y) the aggregate amount of Consolidated EBITDA of the Company and its Subsidiaries for such period, all calculated on a consolidated basis in accordance with GAAP.

For purposes of calculating the Secured Indebtedness Leverage Ratio, Consolidated EBITDA shall, if necessary, be calculated on a pro forma basis as follows:
(1)    if the Company or any Subsidiary:

(a)
has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Indebtedness Leverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility drawn for working capital purposes in the ordinary course of business outstanding on the date of such calculation will be deemed to be (i) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility was outstanding or (ii) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation) and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period; or

(b)
has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of the period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Indebtedness Leverage Ratio involves a discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and the related commitment terminated), Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the first day of such period;

(2)
if since the beginning of such period the Company or any Subsidiary will have made any Asset Disposition or other disposition of all or substantially all of a company, division, operating unit, segment, business, group of related assets (but only if such group of related assets has a Fair Market Value of more than $5.0 million) or line of business:

(a)
the Consolidated EBITDA for such period will be reduced by an amount equal to the Consolidated EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition or other disposition for such period or increased by an amount equal to the Consolidated EBITDA (if negative) directly attributable thereto for such period; and

(b)
Consolidated Interest Expense for such period will be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Subsidiaries in connection with such Asset Disposition or other disposition for such period (or, if the Capital Stock of any Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale);

(3)	if since the beginning of such period the Company or any Subsidiary (by merger, consolidation, acquisition of Capital Stock or otherwise) will have made an Investment in any Subsidiary (or any Person which becomes a Subsidiary or is merged or consolidated with or into the Company) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets (but only if such group of related assets has a Fair Market Value of more than $5.0 million) or line of business, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(4)
if since the beginning of such period any Person (that subsequently became a Subsidiary or was merged with or into the Company or any Subsidiary since the beginning of such period) will have Incurred any Indebtedness or discharged any Indebtedness or made any asset sale or other disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or (3) above if made by the Company or a Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period;

For purposes of calculating the Secured Indebtedness Leverage Ratio, Consolidated Total Secured Indebtedness shall, if necessary, be calculated on a pro forma basis as follows:

if the Company or any Subsidiary:
(a)    has Incurred any Indebtedness since the last day of the applicable four quarter period that remains outstanding on the applicable date of determination or if the transaction giving rise to the need to calculate the Secured Indebtedness Leverage Ratio includes the Incurrence of Indebtedness, Consolidated Total Secured Indebtedness will be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the last day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the last day of such period; or

(b)    has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the last day of such period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Indebtedness Leverage Ratio includes a discharge of Indebtedness, Consolidated Total Secured Indebtedness will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such discharge had occurred on the last day of such period.
For purposes of calculating the Secured Indebtedness Leverage Ratio, cash and Cash Equivalents shall, if necessary, be calculated on a pro forma basis as follows:

if the Company or any Subsidiary:
(a)    has made any Asset Disposition or other disposition of all or substantially all of a company, division, operating unit, segment, business, group of related assets (but only if such group of related assets has a Fair Market Value of more than $5.0 million), since the last day of the applicable four quarter period, cash and Cash Equivalents will be calculated after giving effect on a pro forma basis to such Asset Disposition or other disposition; or

(b)    has made an Investment in any Subsidiary (or any Person which becomes a Subsidiary or is merged or consolidated with or into the Company) or an acquisition of assets, which constitutes all or substantially all of a company, division, operating unit, segment, business, group of related assets (but only if such group of related assets has a Fair Market Value of more than $5.0 million) or line of business, since the last day of the applicable four quarter period, cash and Cash Equivalents will be calculated after giving effect on a pro forma basis to such Investment or acquisition of assets; or
(c)    has Incurred any Indebtedness since the last day of the applicable four quarter period that remains outstanding on the applicable date of determination or if the transaction giving rise to the need to calculate the Secured Indebtedness Leverage Ratio includes the Incurrence of Indebtedness, cash and Cash Equivalents will be calculated after giving effect on a pro forma basis to such Indebtedness; or

(d)    has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the last day of such period that is no longer outstanding on such date of determination or if the transaction giving rise to the need to calculate the Secured Indebtedness Leverage Ratio includes a discharge of Indebtedness, cash and Cash Equivalents will be calculated after giving effect on a pro forma basis to such discharge of such Indebtedness.
For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations (including pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated by the SEC) will be determined in good faith by a responsible financial or accounting officer of the Company; provided that such pro forma calculations may include operating expense reductions for such period resulting from the transaction which is being given pro forma effect that have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within one year following any such transaction. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of the Company, the interest rate shall be calculated by applying such optional rate chosen by the Company.
“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Senior Credit Agreement” means the Credit Agreement, dated as of August 12, 2019, as amended, restated, modified or supplemented (if applicable) prior to the Issue Date, among the Company, the guarantors party thereto, the several banks and other financial institutions or entities from time to time lenders thereunder, Wells Fargo Bank, National Association, as administrative agent and collateral agent, and any other parties thereto, including any related letters of credit, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as the same may be further amended, restated, modified, supplemented, renewed, refunded, replaced or refinanced in whole or in part from time to time (including increasing the amount loaned thereunder, extending the maturity of any Indebtedness thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto or with different parties (whether or not such added, substituted or different parties are banks or other institutional lenders)).
“Senior Credit Facilities” means, with respect to the Company or any Subsidiary, one or more debt or credit facilities (including the Senior Credit Agreement), commercial paper facilities, indentures or other financing arrangements providing for revolving credit loans, term loans, letters of credit or other Indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any debt or credit facilities, commercial paper facilities, indentures or other financing arrangements that replace, refund or refinance any part of any such debt or credit facilities, commercial paper facilities, indentures, other financing arrangements, loans, letters of credit or other Indebtedness, whether by or with the same or any other agents, lenders or group of lenders, investors or other providers of financing or parties.
“Senior Management” means the Chairman of the Board (if an officer), President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer or any Group Vice President of the Company.
“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S‑X promulgated by the SEC.

“Stated Maturity” means, with respect to any security or Indebtedness, the date specified in such security or the instrument or agreement pursuant to which such Indebtedness was incurred, as the case may be, as the fixed date on which the payment of principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption provision, but shall not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” of any Person means any corporation, limited liability company, partnership, association or other business entity (a)(i) of which more than 50% of the total ordinary voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof (or Persons performing similar functions) is, as of such date, owned, controlled or held by such Person and/or one or more Subsidiaries of such Person and (ii) that is, as of such date, controlled by such Person and/or one or more Subsidiaries of such Person or (b) the accounts of which are or would be required to be consolidated with those of such Person in such Person’s consolidated financial statements. Unless otherwise specified herein or the context otherwise requires, each reference to a Subsidiary will refer to a Subsidiary of the Company. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Subsidiary Guarantor” means each Subsidiary of the Company in existence on the Issue Date that provides a Note Guarantee on the Issue Date and any other Subsidiary that provides a Note Guarantee in accordance with this Indenture; provided that upon the release or discharge of such Person from its Note Guarantee in accordance with this Indenture, such Person ceases to be a Subsidiary Guarantor.
“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).
“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb), as amended, as in effect on the Issue Date until such time as this Indenture is qualified under the TIA, and thereafter as in effect on the date on which this Indenture is qualified under the TIA, except as otherwise provided in Section 9.04.
“Total Assets” means, as of any date, the total consolidated assets of the Company and its Subsidiaries, as shown on the most recent consolidated balance sheet of the Company.
“Transactions” means the issuance of the Notes on the Issue Date, the tender offer for and/or repurchase, redemption or other retirement of the Company’s 5.000% Senior Notes due 2025, and the application of proceeds from the issuance of the Notes in connection with a tender offer for and/or repurchase, redemption or other retirement of the Company’s 5.000% Senior Notes due 2025 and to pay fees and expenses relating to the foregoing and otherwise as set forth under “Summary—Recent developments” and “Use of proceeds” elsewhere in the offering memorandum, dated August 6, 2020, relating to the issuance of the Notes on the Issue Date.
“Treasury Rate” means, as of the applicable Redemption Date for any Notes, the weekly average rounded to the nearest 1/100th of a percentage point for the most recently completed week for which such information is available as of the date that is two Business Days prior to such Redemption Date of the yield to maturity of United States Treasury securities with a constant maturity (as compiled and published in the Federal Reserve Statistical Release H.15 with respect to each applicable day during such week (or, if such Statistical Release is no longer published or available, any publicly available source of similar market data selected by the Company)) most nearly equal to the period from such Redemption Date to February 15, 2026; provided, however, that if the period from such Redemption Date to February 15, 2026 is not equal to the constant maturity of a United States Treasury security for which a weekly average is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to February 15, 2026 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.
“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.
“U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.
“Voting Stock” of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.
SECTION 1.02.    Other Definitions.

Term	Defined in Section
“Applicable Tax Law”	7.12
“Change of Control Offer”	4.09
“Change of Control Payment”	4.09
“Change of Control Payment Date”	4.09
“Consolidated Total Secured Indebtedness”	1.01
“Covenant Defeasance”	8.02
“Event of Default”	6.01
“General Partner”	1.01
“Guarantee Obligations”	11.01
“Joint Venture”	1.01
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“payment default”	6.01
“Registrar”	2.03
“Successor Company”	5.01

SECTION 1.03.    Incorporation by Reference of TIA.
This Indenture is not qualified under the TIA, and the TIA shall not apply to or in any way govern the terms of this Indenture. As a result, no provisions of the TIA are incorporated into this Indenture unless expressly incorporated pursuant to this Indenture.
SECTION 1.04.    Rules of Construction.

Unless the context otherwise requires:
(1)    a term has the meaning assigned to it;
(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
(3)    “or” is not exclusive;
(4)    words in the singular include the plural, and words in the plural include the singular;
(5)    provisions apply to successive events and transactions;
(6)    “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
(7)    the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation.”

ARTICLE TWO
THE NOTES
SECTION 2.01.    Form and Dating.
Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture.
The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
The Notes shall be issued initially in the form of one or more Global Notes, substantially in the form set forth in Exhibit A, deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth in Exhibit B and Appendix A, as applicable. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.
SECTION 2.02.    Execution and Authentication.
Two Officers of the Company (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature.
If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

A Note shall not be valid until an authorized signatory of the Trustee signs manually or by facsimile the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee shall authenticate Notes for original issue on the Issue Date in the aggregate principal amount of $1,500,000,000 upon a written order of the Company in the form of an Officer’s Certificate. In addition, the Trustee shall authenticate Additional Notes thereafter in unlimited amount (so long as not otherwise prohibited by the terms of this Indenture) for original issue upon a written order of the Company in the form of an Officer’s Certificate. Each such Officer’s Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated.
The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.
The Notes shall be issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
SECTION 2.03.    Registrar and Paying Agent.
The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”), (b) Notes may be presented or surrendered for payment (“Paying Agent”) and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act as its own Registrar or Paying Agent provided compliance with the proviso of the previous sentence. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The term “Paying Agent” includes any additional paying agent. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.
The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.
SECTION 2.04.    Paying Agent To Hold Assets in Trust.
The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.05.    Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two (2) Business Days prior to each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.
SECTION 2.06.    Transfer and Exchange.
The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar’s or co-Registrar’s request. No service charge shall be imposed by the Company, the Trustee or any Agent for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
The Registrar or co-Registrar shall not be required to register the transfer of or exchange any Note (i) during a period beginning at the opening of business 15 days before the delivery of a notice of redemption of Notes and ending at the close of business on the day of such delivery, (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part, or (iii) during a Change of Control Offer if such Note is validly tendered pursuant to such Change of Control Offer and not validly withdrawn.
Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Notes may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book-entry system.
All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
SECTION 2.07.    Replacement Notes.
If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee’s requirements are met. Such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note pursuant to this Section 2.07, including reasonable fees and expenses of counsel and of the Trustee.
Every replacement Note is an additional obligation of the Company.
SECTION 2.08.    Outstanding Notes.

Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Note does not cease to be outstanding because the Company, the Guarantors or any of their respective Affiliates holds the Note (subject to the provisions of Section 2.09).
If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless a Responsible Officer of the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07. If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest ceases to accrue. If on a Redemption Date, the Maturity Date, a Change of Control Payment Date or any other date payment on the Notes is due the Trustee or Paying Agent (other than the Company or an Affiliate thereof) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.
SECTION 2.09.    Treasury Notes.
In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be disregarded.
SECTION 2.10.    Temporary Notes.
Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes. Notwithstanding the foregoing, the Notes may be in typewritten form.
SECTION 2.11.    Cancellation.
The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or a Subsidiary), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary procedures. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company or any Guarantor shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.
SECTION 2.12.    Defaulted Interest.
If the Company defaults in a payment of interest on the Notes, it shall, unless the Trustee fixes another record date pursuant to Section 6.10, pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest pursuant to this Indenture, in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest. At least 15 days before any such subsequent special record date, the Company shall mail or cause to be mailed, by first-class mail, postage prepaid, or otherwise delivered to each Holder in accordance with the applicable procedures of the Depository (or, if the Notes are then certificated, to each Holder’s registered address), with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.
SECTION 2.13.    CUSIP Number.
The Company in issuing the Notes may use a “CUSIP” number, and if so, the Trustee shall use the CUSIP number in notices of redemption, repurchase or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the CUSIP numbers.
SECTION 2.14.    Deposit of Moneys.
Prior to 11:00 a.m. New York City time on each Interest Payment Date, Maturity Date, Redemption Date and Change of Control Payment Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Maturity Date, Redemption Date and Change of Control Payment Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Maturity Date, Redemption Date or Change of Control Payment Date, as the case may be.

ARTICLE THREE
REDEMPTION
SECTION 3.01.    Notices to Trustee.
If the Company elects to redeem Notes pursuant to Section 5 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price, any conditions to such redemption and the principal amount of Notes to be redeemed. The Company shall give notice of redemption to the Paying Agent and Trustee at least 10 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officer’s Certificate stating that such redemption will comply with the conditions set forth in this Article Three; provided that, without limitation to the Company’s right to revoke a notice of redemption under the circumstances contemplated by Section 3.07 of this Indenture, such notice may be revoked by the Company by notice to the Trustee (which may be given by telephone and promptly confirmed by email or other writing) at any time prior to the time on the date specified by the Company for the Trustee to forward notice of such redemption to Holders as provided in Section 3.03 or, if the Company does not request the Trustee to forward notice of such redemption to Holders, at any time prior to the Company’s giving of the notice of such redemption to Holders pursuant to Section 3.03.
SECTION 3.02.    Selection of Notes To Be Redeemed.
If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows: in the case of Notes that are not Global Notes, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be appropriate or, in the case of Global Notes, in accordance with the procedures of the Depository; provided that, in the case of such partial redemption pursuant to Section 5 of the Notes, the Notes will be selected on a pro rata basis (unless, in the case of Global Notes, the procedures of the Depository provide for a different basis of selection, in which case such selection shall be made in accordance with such procedures).
Notes may be redeemed in part in integral multiples of $1,000; provided, that the remaining principal amount of any Note redeemed in part must not be less than $2,000. So long as the Notes are represented by a Global Note or Global Notes registered in the name of the Depository or its nominee, neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by the Depository.

SECTION 3.03.    Notice of Redemption.
Subject to the provisions of Section 3.07 hereof, at least 10 days but not more than 60 days before a Redemption Date, the Company shall mail or cause to be mailed, by first-class mail, postage prepaid, or otherwise deliver to each Holder in accordance with the applicable procedures of the Depository (or, if the Notes are then certificated, to each Holder’s registered address) a notice of redemption. At the Company’s request (which shall specify the date and time at which the Trustee shall mail or otherwise deliver the notice of redemption), the Trustee shall (on such date and at or promptly after such time) mail or cause to be mailed, by first-class mail, postage prepaid, or otherwise deliver to each Holder in accordance with the applicable procedures of the Depository (or, if the Notes are then certificated, to each Holder’s registered address) the notice of redemption in the Company’s name and at the Company’s expense unless the Company shall have revoked such notice of redemption in compliance with Section 3.01. Each notice for redemption shall identify the Notes (including the CUSIP number) to be redeemed and shall state:
(1)    the Redemption Date;
(2)    the Redemption Price and the amount of accrued interest, if any, to be paid;
(3)    the name and address of the Paying Agent;
(4)    that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;
(5)    any conditions to such redemption as determined by the Company in its sole discretion, and the Company may at its option also include a statement to the effect that the Redemption Date may be delayed, on one or more occasions and in the Company’s sole discretion, either (at the Company’s option) to a date specified by the Company in a subsequent notice to Holders (subject, if the Company shall so elect, to the satisfaction of any or all such conditions or the Company’s written waiver of any such conditions that are not satisfied) or until such time as any or all such conditions have been satisfied or waived by the Company in writing, and that, if any such condition shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date), then (unless the Company shall have waived in writing any such conditions that are not satisfied), the Company shall have no obligation to redeem the Notes called for redemption on such Redemption Date (as the same may have been delayed by the Company as aforesaid) and may cancel such redemption and rescind such notice of redemption;
(6)    that, if (in the case of a notice of a redemption that is subject to conditions) all conditions to such redemption are satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date) or the Company waives in writing any such conditions that are not satisfied, then, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date (or, if such redemption is subject to conditions and the Company has elected to delay such Redemption Date as described in clause (5) above, on and after such delayed Redemption Date), and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;
(7)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date (or, if such redemption is subject to conditions and the Company has elected to delay such Redemption Date as described in clause (5) above, after such delayed Redemption Date), and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

(8)    if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and
(9)    the section of the Notes pursuant to which the Notes are to be redeemed.
The notice, if mailed or otherwise delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.
SECTION 3.04.    Effect of Notice of Redemption.
Once notice of redemption is mailed or otherwise delivered in accordance with Section 3.03 and all conditions (if any) to such redemption are satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay the applicable Redemption Date as provided in this Article Three) or the Company waives in writing any such conditions that are not satisfied, (i) Notes called for redemption become due and payable on the Redemption Date (or, if the Company has delayed such Redemption Date, the applicable delayed Redemption Date, as the case may be) and at the Redemption Price plus accrued interest, if any, (ii) upon surrender to the Trustee or Paying Agent, such Notes called for redemption shall be paid at the Redemption Price (which shall include accrued interest thereon to the Redemption Date (or, if the Company has delayed such Redemption Date, the applicable delayed Redemption Date, as the case may be)), except if the Redemption Date (or, if the Company has delayed such Redemption Date, the applicable delayed Redemption Date) for any Notes is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Person in whose name such Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders whose Notes are subject to redemption by the Company on such Redemption Date (or such delayed Redemption Date, as the case may be), and (iii) on and after the Redemption Date (or, if the Company has delayed such Redemption Date, the applicable delayed Redemption Date, as the case may be) interest shall cease to accrue on Notes or portions thereof called for redemption.
SECTION 3.05.    Deposit of Redemption Price.
Unless the Company shall have cancelled the applicable redemption as provided in Section 3.07, on or before 11:00 a.m. New York time on the Redemption Date (or, if the Company has delayed such Redemption Date, the applicable delayed Redemption Date, as the case may be), the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date.
If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date (or, if the Company has delayed such Redemption Date, the applicable delayed Redemption Date, as the case may be), whether or not such Notes are presented for payment.
SECTION 3.06.    Notes Redeemed in Part.
If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note or Notes in principal amount equal to the unredeemed portion of the original Note or Notes shall be issued in the name of the Holder thereof upon cancellation of the original Note or Notes.

SECTION 3.07.    Conditions to Redemption; Delay of Redemption Date.
Any redemption may, at the Company’s sole discretion, be subject to one or more conditions precedent, which shall be described in the related notice of redemption to Holders, which conditions may include, without limitation, completion of one or more Equity Offerings, other securities offerings or other financings, transactions or events. If such redemption is subject to satisfaction of one or more conditions precedent, such notice to Holders may (at the option of the Company) include a statement to the effect that the Redemption Date may be delayed, on one or more occasions and in the Company’s sole discretion, either (at the Company’s option) to a date specified by the Company in a subsequent written notice to Holders (subject, if the Company shall so elect, to satisfaction of any or all such conditions or the Company’s written waiver of any such conditions that are not satisfied) or until such time as any or all of such conditions have been satisfied or waived by the Company in writing, and that, if any such conditions shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date), then (unless the Company shall have waived in writing any such conditions that are not satisfied), the Company shall have no obligation to redeem the Notes called for redemption on such Redemption Date (as the same may have been delayed by the Company as aforesaid) and may cancel such proposed redemption and rescind any notice of such redemption.
If all conditions precedent (if any) to any redemption of the Notes shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date) or waived by the Company in writing and the Company has not elected to delay (or further delay) the applicable Redemption Date (or the applicable delayed Redemption Date, as the case may be), the Company shall provide written notice to the effect that the Company has elected to cancel such redemption to the Trustee as promptly as practicable prior to such Redemption Date (or such delayed Redemption Date, as the case may be). Upon the Trustee’s receipt of such notice, the notice of such redemption shall be automatically rescinded and such redemption shall be automatically cancelled and the Company shall have no obligation to redeem the Notes called for redemption. Upon receipt of such notice, the Trustee shall provide such notice to each Holder of the Notes that were to have been redeemed in the same manner in which the notice of redemption was given.
Any notice to Holders pursuant to this Section 3.07, if mailed or otherwise delivered in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the delay of any Redemption Date (or the further delay of any delayed Redemption Date) or the automatic rescission of any notice of redemption or automatic cancellation of redemption of the Notes.

ARTICLE FOUR
COVENANTS
SECTION 4.01.    Payment of Notes.
The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Notes in the manner provided in the Notes and this Indenture. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate thereof) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
The Company will pay principal of, premium, if any, and interest on, Notes in global form registered in the name of or held by the Depository or its nominee in immediately available funds to the Depository or its nominee, as the case may be, as the registered Holder of such Global Note.
The Company will pay interest (including, without limitation, post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the extent such payments are lawful, interest on overdue premium, if any, and overdue installments of interest, without regard to any applicable grace periods, at the rate of

2.0% per annum in excess of the interest rate otherwise borne by the Notes, to the extent permissible by law up to, but excluding, the date on which such overdue principal, premium or interest, as the case may be, is paid as provided in the first paragraph of this Section 4.01.
SECTION 4.02.    Maintenance of Office or Agency.
The Company shall maintain in the Borough of Manhattan, The City of New York, the office or agency required under Section 2.03. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.02.
The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company may, at its option, pay interest on the Notes by check mailed to Holders of the Notes at their registered addresses as they appear in the Registrar’s books.
The Company hereby initially designates The Bank of New York Mellon Trust Company, N.A., c/o The Bank of New York Mellon, located at 2 North LaSalle Street, Suite 700, Chicago, Illinois 60602, as such office of the Company in accordance with Section 2.03.
SECTION 4.03.    Legal Existence.
Except as otherwise permitted by Section 5.01, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence.
SECTION 4.04.    Payment of Taxes and Other Claims.
Each of the Company and the Subsidiary Guarantors that are individually Significant Subsidiaries shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon it or upon the income, profits or property of it and (b) all lawful material claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon its property; provided, however, that the Company and the Subsidiary Guarantors shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (a) whose amount, applicability or validity is being contested in good faith by appropriate action and for which appropriate provision has been made or (b) where the failure to effect such payment would not individually or in the aggregate have a material adverse effect on the ability of the Company or such Subsidiary Guarantors to perform each of their respective obligations hereunder.
SECTION 4.05.    [Intentionally Omitted.]
SECTION 4.06.    Compliance Certificate; Notice of Default.
(a)    The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company stating that a review of the activities of the Company and its Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Company and each Subsidiary Guarantor has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of such Officer’s knowledge, the Company and each Subsidiary Guarantor during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant and no Default occurred during such year and at the date of such certificate there is no Default that has occurred and is continuing or, if such signers do know of such Default, the certificate shall describe its status with particularity. The Company’s fiscal year currently ends on December 31.

The Officer’s Certificate shall also notify the Trustee should the Company elect to change the manner in which it fixes its fiscal year end.
(b)    The Company shall deliver to the Trustee as soon as possible and in any event within 30 days after the Company becomes aware of the occurrence of any Default an Officer’s Certificate specifying the Default and describing its status with particularity and the action taken or proposed to be taken in respect thereof.
SECTION 4.07.    [Reserved].
SECTION 4.08.    Waiver of Stay, Extension or Usury Laws.
Each of the Company and each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company or such Subsidiary Guarantor from paying all or any portion of the principal of and/or interest on the Notes or the Note Guarantee of any such Subsidiary Guarantor as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and (to the extent that it may lawfully do so) each hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 4.09.    Change of Control.
If a Change of Control occurs, unless the Company has exercised its right to redeem all of the then outstanding Notes pursuant to Section 5 of the Notes, each Holder will have the right to require the Company to repurchase all or any part (in integral multiples of $1,000, provided that the remaining principal amount of any Note repurchased in part must not be less than $2,000) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the Change of Control Payment Date.
Unless the Company has exercised its right to redeem all of the then outstanding Notes pursuant to Section 5 of the Notes, within 30 days following any Change of Control or, at the option of the Company if a definitive agreement is in place for any Change of Control, prior to such Change of Control, but after the public announcement of such Change of Control, the Company will mail or otherwise deliver in accordance with the applicable procedures of the Depository a notice (the “Change of Control Offer”) to each Holder, with a copy to the Trustee, stating:
(1)    that a Change of Control has occurred, or, if delivered prior to the date of consummation of the Change of Control, may occur, and that such Holder has the right to require the Company to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount of such Notes plus accrued and unpaid interest, if any, to the Change of Control Payment Date (the “Change of Control Payment”);
(2)    the repurchase date (which shall be no earlier than 30 days nor later than 60 days after the date such notice is mailed or otherwise delivered) (the “Change of Control Payment Date”);
(3)    that any Note not tendered will continue to accrue interest;
(4)    that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;
(5)    that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the Paying Agent at the address specified in the notice (or, in the case of Global Notes, will be required to surrender such Global Notes or beneficial interests therein in accordance with the procedures of the Depository) prior to the close of business on the third Business Day prior to the Change of Control Payment Date;
(6)    that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(7)    that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; and
(8)    the procedures determined by the Company, consistent with this Indenture, that a Holder must follow in order to have its Notes repurchased.
The Change of Control Offer shall, if delivered prior to the date of consummation of the Change of Control, state that the Change of Control Payment is conditioned on a Change of Control occurring on or prior to the Change of Control Payment Date.
The Company will not be required to make a Change of Control Offer if a third party makes such a Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its Change of Control Offer.
On the Change of Control Payment Date, the Company will, to the extent lawful:
(1)    accept for payment all Notes or portions of Notes (in integral multiples of $1,000, provided that the remaining principal amount of any Note repurchased in part must not be less than $2,000) properly tendered and not withdrawn pursuant to the Change of Control Offer;
(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes so tendered and not withdrawn; and
(3)    deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.
The Paying Agent will promptly mail to each Holder of Notes so tendered (or, in the case of Global Notes, will promptly pay to the Depository or its nominee) the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
If the Change of Control Payment Date is on or after a Record Date and on or before the related Interest Payment Date, the accrued and unpaid interest, if any, will be paid to the Persons in whose names the Notes are registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.
The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes that are validly tendered and not withdrawn under such Change of Control Offer.

If Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Company, or any third party making a Change of Control Offer in lieu of the Company as described above, repurchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 10 nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such repurchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such repurchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the applicable Redemption Date. Any such redemption and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including the occurrence of a Change of Control.
The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.09. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in this Indenture by virtue of the conflict.
SECTION 4.10.    [Reserved].
SECTION 4.11.    [Reserved].
SECTION 4.12.    [Reserved].
SECTION 4.13.    Limitation on Liens.
The Company will not, and will not permit any of its Principal Subsidiaries to, directly or indirectly, create, incur or suffer to exist any Lien (other than Permitted Liens) on any Principal Property or upon any Capital Stock of any Principal Subsidiary, whether owned on the Issue Date or acquired after that date, which Lien secures Indebtedness, unless contemporaneously therewith:
(1)    in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee thereof, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and
(2)    in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation;
in each case, for so long as such obligation is secured by such Lien.
SECTION 4.14.    [Reserved].
SECTION 4.15.    [Reserved].
SECTION 4.16.    [Reserved].
SECTION 4.17.    Sale/Leaseback Transactions.
The Company will not, and will not permit any Principal Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any Principal Property unless:
(1)    the Company or such Principal Subsidiary, as applicable could have Incurred Indebtedness in an amount at least equal to the Attributable Indebtedness relating to such Sale/Leaseback

Transaction secured by a Lien on the Principal Property to be leased (without equally and ratably securing the Notes) pursuant to Section 4.13; or
(2)    the gross cash proceeds of such Sale/Leaseback Transaction are at least equal to the Fair Market Value of the Principal Property that is the subject of such Sale/Leaseback Transaction and within 365 days of the effective date of any such Sale/Leaseback Transaction, the Company applies the net proceeds of the sale of the Principal Property to (i) the prepayment or retirement of Indebtedness of the Company and its Subsidiaries (which may include the Notes) and/or (ii) the acquisition, construction or improvement of any property or asset useful in the business of the Company or its Principal Subsidiaries.
For purposes of this Section 4.17:
(1)    in determining compliance with any U.S. dollar-denominated restriction on the entering into of any Sale/Leaseback Transaction, the U.S. dollar-equivalent principal amount of Attributable Indebtedness denominated in a foreign currency shall be calculated based upon the relevant currency exchange rate in effect on the date such Attributable Indebtedness in respect of such Sale/Leaseback Transaction was Incurred; and
(2)    the maximum amount of Attributable Indebtedness that the Company or any Principal Subsidiary may Incur in respect of any Sale/Leaseback Transaction shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.
SECTION 4.18.    SEC Reports.
Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, to the extent permitted by the Exchange Act and the SEC, the Company will file or furnish with the SEC, and make available to the Trustee and the Holders of the Notes, the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that are specified in Sections 13 and 15(d) of the Exchange Act within the time periods specified therein or in the relevant forms. In the event that the Company is not permitted to file such reports, documents and information with the SEC pursuant to the Exchange Act or any rule, regulation, interpretation or action of the SEC, the Company will nevertheless make available such Exchange Act information to the Trustee and the Holders of the Notes as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within the time periods specified therein.
For purposes of this Section 4.18, the Company will be deemed to have furnished the reports to the Trustee and the Holders of Notes as required by this Section 4.18 if they have filed or furnished such reports with the SEC via the EDGAR (or successor or similar) filing system and such reports are publicly available.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
SECTION 4.19.    Future Subsidiary Guarantors.
The Company will not permit any Subsidiary (other than any Foreign Subsidiary, Receivables Subsidiary or Captive Insurance Subsidiary) to Guarantee the payment of any Indebtedness of the Company or any Indebtedness of any other Subsidiary, unless such Subsidiary simultaneously executes and delivers a supplemental indenture pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes and all other obligations of the Company under this Indenture on a senior unsecured basis, whereupon such Subsidiary shall become a Subsidiary Guarantor for all purposes under this Indenture; provided that, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or a Note Guarantee, any Guarantee of such Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Subsidiary’s Note Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Note Guarantee, as the case may be.
Notwithstanding the preceding paragraph, any Note Guarantee of a Subsidiary Guarantor shall be automatically and unconditionally released and discharged under the circumstances set forth in Section 11.05.

ARTICLE FIVE
MERGER AND CONSOLIDATION
SECTION 5.01.    Merger and Consolidation.
The Company will not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:
(1)    the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;
(2)    immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any Subsidiary of the Successor Company as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;
(3)    each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (1) shall apply or unless the Company is the Successor Company) shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Successor Company’s obligations in respect of this Indenture and the Notes; and
(4)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with this Indenture.
For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
The predecessor Company will be released from its obligations under this Indenture and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but, in the case of a lease of all or substantially all its assets, the predecessor Company will not be released from the obligation to pay the principal of and interest on the Notes.
In addition, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into any Person (other than another Subsidiary Guarantor or the Company) and will not permit the conveyance, transfer or lease of substantially all of the assets of any Subsidiary Guarantor to any Person (other than another Subsidiary Guarantor or the Company) unless: (1)(a) the resulting, surviving or transferee Person will be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State of the United States or the District of Columbia and such Person (if not such Subsidiary Guarantor) will expressly assume, by supplemental indenture, executed and delivered to the Trustee, all the obligations of such Subsidiary Guarantor under its Note Guarantee; (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (c) the Company will have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures comply with this Indenture; or (2) the transaction results in the release of such Subsidiary Guarantor’s Note Guarantee pursuant to Section 11.05 hereof and otherwise does not violate the provisions of this Indenture.
Notwithstanding the foregoing, (v) the Company may effect a reorganization described in the proviso to the definition of “Change of Control,” (w) any Subsidiary may consolidate with, merge with or into or transfer all or part of its properties and assets to the Company or a Subsidiary Guarantor, (x) any Subsidiary that is not a Subsidiary Guarantor may consolidate with, merge with or into or transfer all or part of its properties and assets to a Subsidiary that is not a Subsidiary Guarantor, (y) the Company may merge with or into an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction and (z) the Company may consolidate with, merge with or into or transfer all or part of its properties and assets to a Subsidiary Guarantor.

ARTICLE SIX
DEFAULT AND REMEDIES
SECTION 6.01.    Events of Default.
Each of the following is an Event of Default (each an “Event of Default”):
(1)    default in any payment of interest on any Note issued and outstanding under this Indenture when due, continued for 30 days;
(2)    default in the payment of principal of or premium, if any, on any Note issued and outstanding under this Indenture when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;
(3)    failure by the Company or any Subsidiary Guarantor to comply with its obligations under Section 5.01;
(4)    failure by the Company to comply for 30 days after written notice with any of its obligations under Sections 4.09 through 4.19 (in each case, other than a failure to purchase Notes issued and outstanding under this Indenture pursuant to Section 4.09, which will constitute an Event of Default under clause (2) above);
(5)    failure by the Company to comply for 60 days after written notice with its other agreements contained in this Indenture;
(6)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is Guaranteed by the Company or any of its Subsidiaries), other than Indebtedness owed to the Company or a Subsidiary, whether such Indebtedness or Guarantee exists on, or is created after, the Issue Date, which default:
(a)    is caused by a failure to pay principal at final maturity of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“payment default”); or
(b)    results in the acceleration of such Indebtedness prior to its final maturity;
and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $125.0 million or more;

(7)    (a) the Company or a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(i)    commences a voluntary case or proceeding;
(ii)    consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;
(iii)    consents to the appointment of a Custodian of it or for any substantial part of its property;
(iv)    makes a general assignment for the benefit of its creditors;
(v)    consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it;
(vi)    takes any corporate action to authorize or effect any of the foregoing; or
(vii)    takes any comparable action under any foreign laws relating to insolvency; or
(b)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i)    is for relief in an involuntary case against the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law;
(ii)    appoints a Custodian for all or substantially all of the property of the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law; or
(iii)    orders the winding up or liquidation of the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law;
and in the case of each of (i), (ii) and (iii) such order, decree or relief remains unstayed and in effect for 60 days;
(8)    failure by the Company or any Significant Subsidiary to pay the uninsured portion of final judgments aggregating in excess of $125.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; or
(9)    any Note Guarantee of a Subsidiary Guarantor under this Indenture that is a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms of this Indenture) or is declared null and void in a judicial proceeding or any Subsidiary Guarantor under this Indenture that is a Significant Subsidiary or group of Subsidiary Guarantors under this Indenture that taken together would constitute a Significant Subsidiary denies or disaffirms its or their, as the case may be, obligations under this Indenture or its Note Guarantee or their Note Guarantees, as the case may be.
However, a default under clause (4) or (5) of this Section 6.01 will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified in clause (4) or (5), as applicable, of this Section 6.01 after receipt of such notice.
The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

SECTION 6.02.    Acceleration.
If an Event of Default (other than an Event of Default with respect to the Company specified in clause (7) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration, such principal, premium, if any, and accrued and unpaid interest will be due and payable immediately.
In the event of a declaration of acceleration of the Notes because an Event of Default specified in clause (6) of Section 6.01 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default or payment default triggering such Event of Default pursuant to clause (6) of Section 6.01 shall be remedied or cured by the Company or a Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and if (1) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.
If an Event of Default with respect to the Company specified in clause (7) of Section 6.01 occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders.
SECTION 6.03.    Other Remedies.
If a Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. To the fullest extent permitted by applicable law, a delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon a Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Default, no remedy is exclusive of any other remedy and all available remedies are cumulative to the fullest extent permitted by applicable law.
SECTION 6.04.    Waiver of Past Defaults.
The Holders of a majority in principal amount of the outstanding Notes by notice to the Trustee may (a) waive, by their consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), an existing Default or Event of Default and its consequences, except a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on a Note, and (b) rescind any such acceleration with respect to the Notes and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.
SECTION 6.05.    Control by Majority.
The Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. Subject to Section 7.01, however, the Trustee may refuse to follow any direction that conflicts with any law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of any other Noteholder, or that may involve the Trustee in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against any loss or expense caused by taking or not taking such action or following such direction.
SECTION 6.06.    Limitation on Suits.
Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:
(1)    such Holder has previously given the Trustee notice that an Event of Default is continuing;
(2)    Holders of at least 25% in principal amount of outstanding Notes have requested the Trustee to pursue the remedy;
(3)    such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;
(4)    the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and
(5)    the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with such request within such 60-day period.
A Noteholder may not use this Indenture to affect, disturb or prejudice the rights of another Noteholder or to obtain a preference or priority over such other Noteholder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Noteholders).
SECTION 6.07.    Rights of Holders To Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.
SECTION 6.08.    Collection Suit by Trustee.
If a Default in payment of principal or interest specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum specified in the last paragraph of Section 4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.09.    Trustee May File Proofs of Claim.
The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relating to the Company, its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matters as it deems necessary or advisable.
SECTION 6.10.    Priorities.
If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money or property in the following order:
First: to the Trustee for amounts due under Section 7.07;
Second: to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;
Third: to Holders for principal amounts due and unpaid on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal; and
Fourth: to the Company or, if applicable, the Guarantors, as their respective interests may appear.
The Trustee, upon prior notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.
SECTION 6.11.    Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the outstanding Notes.

ARTICLE SEVEN
TRUSTEE
SECTION 7.01.    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)    Except during the continuance of an Event of Default:
(1)    The Trustee need perform only those duties as are specifically set forth herein or in the TIA and no duties, covenants, responsibilities or obligations shall be implied in this Indenture against the Trustee.
(2)    In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates (including Officer’s Certificates) or opinions (including Opinions of Counsel) furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(c)    Notwithstanding anything to the contrary herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(1)    This Section 7.01(c) does not limit the effect of Section 7.01(b).
(2)    The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.
(3)    The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d)    No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.
(e)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.
(f)    The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(g)    In the absence of bad faith, negligence or willful misconduct on the part of the Trustee, the Trustee shall not be responsible for the application of any money by any Paying Agent other than the Trustee.
SECTION 7.02.    Rights of Trustee.
Subject to Section 7.01:
(a)    The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and an Opinion of Counsel, which shall conform to the provisions of Section 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.
(e)    The Trustee may consult with counsel of its selection and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
(g)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate (including any Officer’s Certificate), statement, instrument, opinion (including any Opinion of Counsel), notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.
(h)    The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.
(i)    The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.
(j)    The Trustee shall not be deemed to have notice of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(k)    The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.
(l)    In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(m)    The Trustee may request that the Company deliver a certificate, the form of which is included in Exhibit C hereto, setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
SECTION 7.03.    Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
SECTION 7.04.    Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Notes or any statement in the Notes other than the Trustee’s certificate of authentication. The Trustee makes no representations with respect to the effectiveness or adequacy of this Indenture.
SECTION 7.05.    Notice of Default.
If a Default occurs and is continuing and a Responsible Officer of the Trustee receives actual notice of such Default, the Trustee shall mail or otherwise deliver in accordance with the applicable procedures of the Depository to each Noteholder notice of the Default within 90 days after such Default occurs. Except in the case of a Default in payment of principal of, premium, if any, or interest on, any Notes, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer, the Trustee may withhold the notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interest of the Noteholders.
SECTION 7.06.    Reports by Trustee to Holders.
Within 60 days after each August 11 beginning with August 11, 2021, the Trustee shall, to the extent that any of the events described in TIA § 313(a) occurred within the previous twelve months, but not otherwise, mail or otherwise deliver in accordance with the applicable procedures of the Depository to each Noteholder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA §§ 313(b), 313(c) and 313(d).
SECTION 7.07.    Compensation and Indemnity.
The Company shall pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for its services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances (including reasonable fees and expenses of counsel) incurred or made by it in addition to the compensation for its services, except any such disbursements, expenses and advances as shall have been caused by the Trustee’s own negligence, bad faith or willful misconduct. Such expenses shall include the reasonable fees and expenses of the Trustee’s agents and counsel.
The Company and the Guarantors, jointly and severally, shall indemnify each of the Trustee or any predecessor Trustee and its agents, employees, officers, stockholders and directors for, and hold them harmless against, any and all loss, damage, claims including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), liability or expense incurred by them except for such actions to the extent caused by any negligence, bad faith or willful misconduct on their part, arising out of or in connection with the acceptance or administration of this trust including the reasonable costs and expenses of defending themselves against or investigating any claim or liability in connection with the exercise or performance of any of the Trustee’s rights, powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee or any of its agents, employees, officers, stockholders and directors of which a Responsible Officer has received notice for which it may seek indemnity. The Company may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense. The Trustee and its agents, employees, officers, stockholders and directors subject to the claim may have one firm of separate counsel (plus, with the prior written consent of the Company (not to be unreasonably withheld) and upon the reasonable request by the Trustee to the Company, a second firm of separate counsel) at any one time and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Company, on the one hand, and the Trustee and its agents, employees, officers, stockholders and directors subject to the claim, on the other hand, in connection with such defense as reasonably determined by the Trustee. The Company need not pay or indemnify for any settlement made without its written consent (which consent shall not be unreasonably withheld). The Company need not reimburse any expense or indemnify against any loss, damage, claim, liability or expense to the extent caused by any negligence, bad faith or willful misconduct of the Trustee, any predecessor Trustee, or any of their respective employees, officers, stockholders or directors.
To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a senior claim prior to the Notes against all money or property held or collected by the Trustee, in its capacity as Trustee, except funds held in trust for the payment of principal of, or premium, if any, or interest on, or other amounts due under, the Notes or the Note Guarantees.
When the Trustee incurs expenses or renders services after a Default specified in Section 6.01(7) occurs, such expenses and the compensation for such services shall be paid to the extent allowed under any Bankruptcy Law.
Notwithstanding any other provision in this Indenture, the foregoing provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the appointment of a successor Trustee.
SECTION 7.08.    Replacement of Trustee.
The Trustee may resign at any time by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor Trustee. The Company may remove the Trustee if:
(1)    the Trustee fails to comply with Section 7.10;
(2)    the Trustee is adjudged a bankrupt or an insolvent;
(3)    a receiver or other public officer takes charge of the Trustee or its property; or
(4)    the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail or otherwise deliver in accordance with the applicable procedures of the Depository notice of its succession to each Noteholder.
Subject to the provisions of Section 7.09, no resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Section 7.08 shall become effective until the acceptance of appointment by the successor Trustee pursuant to this Section 7.08.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.
If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.
SECTION 7.09.    Successor Trustee by Merger, Etc.
If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, national association or other entity, the resulting, surviving or transferee corporation, national association or other entity without any further act shall, if such resulting, surviving or transferee corporation, national association or other entity is otherwise eligible hereunder, be the successor Trustee; provided that such corporation, national association or other entity shall be otherwise qualified and eligible under this Article Seven.
SECTION 7.10.    Eligibility; Disqualification.
This Indenture shall always have a Trustee who satisfies the requirement of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of the bank holding company, shall meet the capital requirements of TIA § 310(a)(2). The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA § 310(b)(1) are met. The provisions of TIA § 310 shall apply to the Company and any other obligor of the Notes.
SECTION 7.11.    Preferential Collection of Claims Against the Company.
The Trustee, in its capacity as Trustee hereunder, shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
SECTION 7.12.    Applicable Tax Law.
In order to enable the Trustee to comply with its obligations under applicable tax laws, rules and regulations (including directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”), the Company agrees (i) to provide to the Trustee, following written request from the Trustee delivered to the Company in accordance with Section 12.02 of this Indenture, such information concerning the Holders of the Notes as the Trustee may reasonably request in order to determine whether the Trustee has any tax-related obligations under Applicable Tax Law with respect to the payments made to Holders of the Notes under this Indenture, but only to the extent (a) such information is in the Company’s possession, (b) such information is not subject to any confidentiality or similar agreement or undertaking or otherwise deemed by the Company to be confidential and (c) providing such information to the Trustee does not, in the judgment of the Company, breach or violate or constitute a default under any applicable law, rules or regulations or any instrument or agreement to which the Company or any of its Subsidiaries is a party, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments made to Holders of Notes under this Indenture to the extent necessary to comply with the Trustee’s obligations under Applicable Tax Law. Each Holder of Notes by accepting a Note shall be deemed to have agreed that the Company may provide to the Trustee such information concerning such Holder as the Trustee may reasonably request in order to determine whether the Trustee has any tax-related obligations under Applicable Tax Law with respect to the payments made such Holder under this Indenture; and such agreement by each Holder is part of the consideration for the issuance of the Notes.

ARTICLE EIGHT
DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.    Termination of the Company’s Obligations.
(a)    This Indenture will be discharged and will cease to be of further effect (except as provided in Section 8.01(b)) as to all outstanding Notes when either:
(1)    all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment U.S. Legal Tender has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from this trust) have been delivered to the Trustee for cancellation, or
(2)    (A) all the Notes not delivered to the Trustee for cancellation otherwise (i) have become due and payable, (ii) will become due and payable, or may be called for redemption, within one year or (iii) have been called for redemption pursuant to the redemption provisions of this Indenture and the Notes and, in any case, the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without consideration of any reinvestment) to pay and discharge the entire Indebtedness (including all principal and accrued interest) on such Notes not theretofore delivered to the Trustee for cancellation,

(B)	the Company has paid all other sums payable by it under this Indenture,

(C)	the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of such Notes at maturity or on the Redemption Date, as the case may be, and

(D)
the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the discharge of this Indenture have been complied with.

(b)    Subject to the next sentence and notwithstanding Section 8.01(a), the provisions of Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02, 4.03, 7.07, 8.04, 8.05 and 8.06 shall survive until the Notes have been cancelled or are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company’s obligations in Sections 7.07, 8.04 and 8.05 shall survive such satisfaction and discharge.
After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company’s obligations under the Notes and this Indenture except for those surviving obligations specified above.
SECTION 8.02.    Legal Defeasance and Covenant Defeasance.
(a)    The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either the Legal Defeasance option or the Covenant Defeasance option in Section 8.02(b) below be applied to all outstanding Notes upon compliance with the conditions set forth in Section 8.03.
(b)    Subject to Sections 8.02(c) and 8.03, the Company and the Subsidiary Guarantors at any time may terminate (i) all their obligations under the Notes, the Note Guarantees and this Indenture (“Legal Defeasance”), and after giving effect to such Legal Defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) their obligations under Section 4.04 and Sections 4.09 through 4.19, and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and any omission to comply with such covenants shall no longer constitute a Default or an Event of Default under Sections 6.01(4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) and (9), the failure of the Company to purchase Notes pursuant to Section 4.09 and the events specified in such Sections and clauses shall no longer constitute an Event of Default, but except as specified above in this clause (ii), the remainder of this Indenture and the Notes shall be unaffected thereby (clause (ii) being referred to as “Covenant Defeasance”). The Company may exercise its Legal Defeasance option notwithstanding its prior exercise of its Covenant Defeasance option.
If the Company exercises its Legal Defeasance option, payment of the Notes may not be accelerated because of an Event of Default and the Note Guarantees and all obligations of the Subsidiary Guarantors under this Indenture shall terminate. If the Company exercises its Covenant Defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified under Sections 6.01(4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8) or (9) or because of any failure to purchase Notes pursuant to Section 4.09 and no failure by the Company or any Subsidiary to comply with any of the foregoing Sections shall constitute a Default or Event of Default under this Indenture.
Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.
(c)    Subject to the next sentence and notwithstanding Sections 8.02(a) and 8.02(b), the provisions of Sections 2.02 through 2.11, 4.01 through 4.04, 4.06, 4.08, 6.07, 7.07 and 7.08 and in this Article Eight shall survive until the Notes have been surrendered to the Trustee for cancellation and are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes have been paid in full, the Company’s obligations under Sections 7.07, 8.04 and 8.05 shall survive.
SECTION 8.03.    Conditions to Legal Defeasance or Covenant Defeasance.
The following shall be the conditions to the application of either the Legal Defeasance option as the Covenant Defeasance option hereof to the outstanding Notes:
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)    the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. Legal Tender, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;
(2)    in the case of an election of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary exceptions and exclusions) reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Legal Defeasance had not occurred;
(3)    in the case of an election of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel (subject to customary exceptions and exclusions) reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)    no Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit), or (b) insofar as Events of Default from bankruptcy or insolvency events pertaining to the Company are concerned, at any time in the period ending on the 91st day after the date of deposit; provided that such Legal Defeasance or Covenant Defeasance, as the case may be, shall be deemed to have occurred on the date of such deposit, subject to such Event of Default from bankruptcy or insolvency pertaining to the Company within such 91-day period;
(5)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;
(6)    the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and
(7)    the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with (which Opinion of Counsel may expressly assume that the only material agreements or instruments referred to in clause (5) of this Section 8.03 are those listed in an Officer’s Certificate).
SECTION 8.04.    Application of Trust Money.
The Trustee or Paying Agent shall hold in trust U.S. Legal Tender and U.S. Government Obligations deposited with it pursuant to this Article Eight and the principal and interest received in respect thereof, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of and interest on the Notes. The Trustee shall be under no obligation to invest said U.S. Legal Tender and U.S. Government Obligations except as it may agree with the Company.
The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.03 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any U.S. Legal Tender and U.S. Government Obligations held by it as provided in Section 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 8.05.    Repayment to the Company.
Subject to this Article Eight, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. Legal Tender and U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail or otherwise deliver in accordance with the applicable procedures of the Depository to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing or delivery any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.
SECTION 8.06.    Reinstatement.
If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender and U.S. Government Obligations deposited pursuant to Section 8.01 or 8.03 in accordance with Section 8.04 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article Eight until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with this Article Eight; provided that if the Company has made any payment of premium, if any, or interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE
AMENDMENTS, SUPPLEMENTS AND WAIVERS
SECTION 9.01.    Without Consent of Holders.
The Company, the Guarantors and the Trustee, together, may amend or supplement this Indenture, the Notes or the Note Guarantees without notice to or consent of any Noteholder in order to:
(1)    cure any ambiguity, omission, defect or inconsistency;
(2)    provide for the assumption by a successor corporation of the obligations of the Company under this Indenture or the assumption by a corporation, partnership, trust or limited liability company of the obligations of a Subsidiary Guarantor under this Indenture;
(3)    provide for uncertificated Notes in addition to or in place of certificated Notes; provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code;
(4)    add Subsidiary Guarantors (or other Guarantors) or Note Guarantees (or other Guarantees) with respect to the Notes or release a Subsidiary Guarantor (or any other such Guarantor) or any Note Guarantee (or other Guarantee) in accordance with the applicable provisions of this Indenture;
(5)    secure the Notes or the Note Guarantees (or any other Guarantee) thereof;
(6)    add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;
(7)    make any change that does not materially adversely affect the rights of any Holder;
(8)    comply with any requirement of the SEC in order to effect the qualification of this Indenture under the TIA;
(9)    release a Subsidiary Guarantor from its obligations under its Note Guarantee (or release any other Guarantor from its obligations under its Guarantee) or this Indenture in accordance with the applicable provisions of this Indenture;
(10)    provide for the appointment of a successor trustee; provided that such successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture; or

(11)    conform any provision of this Indenture, the Notes or the Note Guarantees to the description thereof contained in the offering memorandum, dated August 6, 2020, relating to the Notes;
provided that the Company has delivered to the Trustee, in addition to documentation required pursuant to Section 9.07, an Opinion of Counsel and an Officer’s Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.
SECTION 9.02.    With Consent of Holders.
(a)    Subject to Section 6.07, the Company, the Guarantors and the Trustee, together, with the written consent of the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes), may amend or supplement this Indenture, the Notes or the Note Guarantees, without notice to any other Noteholders. Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Notes may waive compliance with any provision of this Indenture, the Notes or the Note Guarantees without notice to any other Noteholders.
(b)    Notwithstanding Section 9.02(a), without the consent of each Holder of an outstanding Note affected, no amendment, supplement or waiver may:
(1)    reduce the amount of Notes whose Holders must consent to an amendment;
(2)    reduce the stated rate of or extend the stated time for payment of interest on any Note;
(3)    reduce the principal of or extend the Stated Maturity of any Note;
(4)    reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed pursuant to Section 5 of the Notes, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(5)    make any Note payable in money other than that stated in the Note;
(6)    impair the right of any Holder to receive payment of principal, premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
(7)    make any change in the amendment provisions of this Indenture which require each Holder’s consent or in the waiver provisions;
(8)    make any change to the ranking of Notes or the Note Guarantees that adversely affects the rights of any Holder of Notes; or
(9)    release any Subsidiary Guarantor from any of its obligations under its Note Guarantee, except as permitted by this Indenture.
A consent to any amendment, supplement or waiver under this Indenture by any Holder of Notes given in connection with a tender of such Holder’s Notes will not be rendered invalid by such tender.
(c)    It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver but it shall be sufficient if such consent approves the substance thereof.
(d)    After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail or cause to be mailed, by first-class mail, postage prepaid, or otherwise deliver in accordance with the applicable procedures of the Depository to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to give such notice to all such Holders affected thereby, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.
SECTION 9.03.    Intentionally Omitted.
SECTION 9.04.    Compliance with TIA.
From the date on which this Indenture is qualified under the TIA, if at all, every amendment, waiver or supplement to this Indenture, the Notes or the Note Guarantees shall comply with the TIA as then in effect, including, without limitation, TIA § 316(b).
SECTION 9.05.    Revocation and Effect of Consents.
Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of his Note by notice to the Trustee and the Company received before the date on which such amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with the terms thereof (or if silent as to effectiveness, on the date on which the Trustee receives an Officer’s Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to such amendment, supplement or waiver) and thereafter binds every Holder.
The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the second sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date. The Company shall inform the Trustee in writing of the fixed record date if applicable.
After an amendment, supplement or waiver becomes effective, it shall bind every Noteholder.
SECTION 9.06.    Notation on or Exchange of Notes.
If an amendment, supplement or waiver changes the terms of a Note, the Company may require the Holder of the Note to deliver it to the Trustee. The Company shall provide the Trustee with an appropriate notation on the Note about the changed terms and cause the Trustee to return it to the Holder at the Company’s expense. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 9.07.    Trustee To Sign Amendments, Etc.
The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee’s own rights, duties or immunities under this Indenture. The Trustee shall receive, and shall be fully protected in conclusively relying upon, an Opinion of Counsel and an Officer’s Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and constituted the legal, valid and binding obligations of the Company enforceable in accordance with its terms (subject to customary exceptions). Such Opinion of Counsel shall be at the expense of the Company.

ARTICLE TEN
INTENTIONALLY OMITTED

ARTICLE ELEVEN
NOTE GUARANTEE
SECTION 11.01.    Unconditional Guarantee.
Subject to the provisions of this Article Eleven and to the fullest extent permitted by applicable law, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably guarantees, on a senior unsecured basis to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder: (a) (x) the due and punctual payment of the principal of, premium, if any, and interest on the Notes when and as the same shall become due and payable, whether at maturity, upon redemption or repurchase, by acceleration or otherwise, (y) the due and punctual payment of interest on the overdue principal and (to the fullest extent permitted by applicable law) overdue premium, if any, and interest, if any, on the Notes and (z) the due and punctual payment and performance of all other obligations of the Company and all other obligations of the other Guarantors (including under the Note Guarantees), in each case, to the Holders or the Trustee hereunder or thereunder (including amounts due the Trustee under Section 7.07 hereof), all in accordance with the terms hereof and thereof (collectively, the “Guarantee Obligations”); and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the due and punctual payment and performance of Guarantee Obligations in accordance with the terms of the extension or renewal, whether at maturity, upon redemption or repurchase, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or under the Notes, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. A Default under this Indenture or the Notes shall constitute an event of default under the Note Guarantees, and shall entitle the Holders of Notes to accelerate the obligations of the Guarantors thereunder in the same manner and to the same extent as the obligations of the Company.
Each of the Guarantors hereby agrees that (to the fullest extent permitted by law) its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a notation concerning its Note Guarantee is made on any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby waives (to the fullest extent permitted by law) the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Note Guarantee. This Note Guarantee is a guarantee of payment and not of collection. If any Holder or the Trustee is required by any court or governmental authority to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees (to the fullest extent permitted by law) that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article Eleven, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.
SECTION 11.02.    Notation Not Required.

Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any release, termination or discharge thereof.
SECTION 11.03.    Limitation on Guarantor Liability.
Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under its Note Guarantee and this Article Eleven shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, its Guarantee of amounts payable under the Senior Credit Agreement and its Guarantees of the Existing Notes) that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from, or payments made by or on behalf of, any other Guarantor in respect of the obligations of such Guarantor under its Note Guarantee and this Article Eleven, result in the obligations of such Guarantor under its Note Guarantee and this Article Eleven not constituting a fraudulent transfer or conveyance under such laws.
SECTION 11.04.    Execution and Delivery.
To evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by either manual or facsimile signature of one Officer or other person duly authorized to so execute by all requisite entity action of such Guarantor.
Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
If an Officer of a Guarantor whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, such Guarantor’s Note Guarantee shall nevertheless be valid.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of each Guarantor.
The Company shall cause each Subsidiary (other than any Foreign Subsidiary, Receivables Subsidiary or Captive Insurance Subsidiary) that is required to become a Subsidiary Guarantor pursuant to Section 4.19 to execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee, evidencing its Note Guarantee on substantially the terms set forth in this Article Eleven, whereupon such Subsidiary shall become a Subsidiary Guarantor for all purposes under this Indenture.
SECTION 11.05.    Release of a Subsidiary Guarantor.
A Subsidiary Guarantor shall be automatically and unconditionally released and discharged from its obligations under its Note Guarantee and its obligations under this Indenture:
(1)    in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the equity interests of such Subsidiary Guarantor then held by the Company and the Subsidiaries;
(2)    if such Subsidiary Guarantor no longer Guarantees any other Indebtedness of the Company or any Subsidiary of the Company (except for Guarantees of other Indebtedness (including Indebtedness under the Senior Credit Agreement) of the Company or any Subsidiary of the Company that are released contemporaneously with the release of such Subsidiary Guarantor’s Note Guarantee);

(3)    if such Subsidiary Guarantor becomes a Foreign Subsidiary, Receivables Subsidiary or Captive Insurance Subsidiary; or
(4)    upon the Company exercising its Legal Defeasance or Covenant Defeasance option in accordance with Article Eight or the Company’s obligations under this Indenture being discharged in accordance with Article Eight.
The Trustee shall execute an appropriate instrument prepared by the Company evidencing the release of a Subsidiary Guarantor from its obligations under its Note Guarantee upon receipt of a request by the Company or such Guarantor accompanied by an Officer’s Certificate and an Opinion of Counsel certifying as to the compliance with this Section 11.05.
Except as set forth in Articles Four and Five and this Section 11.05, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.
SECTION 11.06.    Waiver of Subrogation.
Until this Indenture is discharged and all of the Notes are discharged and paid in full, each Guarantor hereby irrevocably waives and agrees not to exercise any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Company’s obligations under the Notes or this Indenture and such Guarantor’s obligations under this Note Guarantee and this Indenture, in any such instance including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of the Holders against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other assets or by set off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and any amounts owing to the Trustee or the Holders of Notes under the Notes or this Indenture, shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Trustee or the Holders and shall forthwith be paid to the Trustee for the benefit of itself or such Holders to be credited and applied to the obligations in favor of the Trustee or the Holders, as the case may be, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.06 is knowingly made in contemplation of such benefits.
SECTION 11.07.    Immediate Payment.
Each Guarantor agrees to make immediate payment to the Trustee on behalf of the Holders of all Guarantee Obligations owing or payable to the respective Holders upon receipt of a demand for payment therefor by the Trustee to such Guarantor in writing.
SECTION 11.08.    No Set Off.
Each payment to be made by a Guarantor hereunder in respect of the Guarantee Obligations shall be payable in the currency or currencies in which such Guarantee Obligations are denominated, and shall be made without set off, counterclaim, reduction or diminution of any kind or nature.
SECTION 11.09.    Guarantee Obligations Absolute.
The obligations of each Guarantor hereunder are and shall be absolute and unconditional and any monies or amounts expressed to be owing or payable by each Guarantor hereunder which may not be recoverable from such

Guarantor on the basis of a Guarantee shall be recoverable from such Guarantor as a primary obligor and principal debtor in respect thereof.
SECTION 11.10.    Guarantee Obligations Continuing.
The obligations of each Guarantor hereunder shall be continuing and shall remain in full force and effect until all such obligations have been paid and satisfied in full. Each Guarantor agrees with the Trustee that, to the fullest extent permitted by applicable law, it will from time to time deliver to the Trustee suitable acknowledgments of this continued liability hereunder and under any other instrument or instruments in such form as counsel to the Trustee may reasonably request and as will prevent any action brought against it in respect of any default hereunder being barred by any statute of limitations now or hereafter in force and, in the event of the failure of a Guarantor so to do, it hereby irrevocably appoints the Trustee the attorney and agent of such Guarantor to make, execute and deliver such written acknowledgment or acknowledgments or other instruments as may from time to time become necessary or reasonably advisable, in the judgment of the Trustee on the advice of counsel, to fully maintain and keep in force the liability of such Guarantor hereunder.
SECTION 11.11.    Guarantee Obligations Not Reduced.
Subject to Section 11.05, the obligations of each Guarantor hereunder shall not be satisfied, reduced or discharged solely by the payment of such principal, premium, if any, interest, fees and other monies or amounts as may at any time prior to discharge of this Indenture pursuant to Article Eight be or become owing or payable under or by virtue of or otherwise in connection with the Notes or this Indenture.
SECTION 11.12.    Guarantee Obligations Reinstated.
Subject to Section 11.05, to the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of any Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of a Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of the Company or any Guarantor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company or any other Guarantor is stayed upon the insolvency, bankruptcy, liquidation or reorganization of the Company or such Guarantor, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by each Guarantor as provided herein.
SECTION 11.13.    Guarantee Obligations Not Affected.
Subject to Section 11.05, to the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected, impaired or diminished in any way by any act, omission, matter or thing whatsoever, occurring before, upon or after any demand for payment hereunder (and whether or not known or consented to by any Guarantor or any of the Holders) which, but for this provision, might constitute a whole or partial defense to a claim against any Guarantor hereunder or might operate to release or otherwise exonerate any Guarantor from any of its obligations hereunder or otherwise affect such obligations, whether occasioned by default of any of the Holders or otherwise, including, without limitation:
(a)    any limitation of status or power, disability, incapacity or other circumstance relating to the Company or any other Person, including any insolvency, bankruptcy, liquidation, reorganization, readjustment, composition, dissolution, winding-up or other proceeding involving or affecting the Company or any other Person;
(b)    any irregularity, defect, unenforceability or invalidity in respect of any indebtedness or other obligation of the Company or any other Person under this Indenture, the Notes or any other document or instrument;

(c)    any failure of the Company or any other Guarantor, whether or not without fault on its part, to perform or comply with any of the provisions of this Indenture, the Notes or any Note Guarantee, or to give notice thereof to a Guarantor;
(d)    the taking or enforcing or exercising or the refusal or neglect to take or enforce or exercise any right or remedy from or against the Company or any other Person or their respective assets or the release or discharge of any such right or remedy;
(e)    the granting of time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;
(f)    any change in the time, manner or place of payment of, or in any other term of, any of the Notes, or any other amendment, variation, supplement, replacement or waiver of, or any consent to departure from, any of the Notes or this Indenture, including, without limitation, any increase or decrease in the principal amount of or premium, if any, or interest on any of the Notes;
(g)    any change in the ownership, control, name, objects, businesses, assets, capital structure or constitution of the Company or a Guarantor;
(h)    any merger or amalgamation of the Company or a Guarantor with any Person or Persons;
(i)    the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Guarantee Obligations or the obligations of a Guarantor under its Note Guarantee; and
(j)    any other circumstance (other than a release of a Guarantor pursuant to Section 11.05 and other than by complete, irrevocable payment), that might otherwise constitute a legal or equitable discharge or defense of the Company under this Indenture or the Notes or of a Guarantor in respect of its Note Guarantee hereunder.
SECTION 11.14.    Waiver.
Without in any way limiting the provisions of Section 11.01, each Guarantor hereby waives (to the fullest extent permitted by law) notice of acceptance hereof, notice of any liability of any Guarantor hereunder, notice or proof of reliance by the Holders upon the obligations of any Guarantor hereunder, and diligence, presentment, demand for payment on the Company, protest, notice of dishonor or nonpayment of any of the Guarantee Obligations, or other notice or formalities to the Company or any Guarantor of any kind whatsoever.
SECTION 11.15.    No Obligation To Take Action Against the Company.
To the fullest extent permitted by applicable law, neither the Trustee nor any other Person shall have any obligation to enforce or exhaust any rights or remedies against the Company or any other Person or any property of the Company or any other Person before the Trustee is entitled to demand payment and performance by any or all Guarantors of their liabilities and obligations under their Note Guarantees or under this Indenture.
SECTION 11.16.    Dealing with the Company and Others.
The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of any Guarantor hereunder and without the consent of or notice to any Guarantor, may to the fullest extent permitted by applicable law:
(a)    grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other Person;

(b)    take or abstain from taking security or collateral from the Company or from perfecting security or collateral of the Company;
(c)    release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Notes;
(d)    accept compromises or arrangements from the Company;
(e)    apply all monies at any time received from the Company or from any security upon such part of the Guarantee Obligations as the Holders may see fit or change any such application in whole or in part from time to time as the Holders may see fit; and
(f)    otherwise deal with, or waive or modify their right to deal with, the Company and all other Persons and any security as the Holders or the Trustee may see fit.
SECTION 11.17.    Default and Enforcement.
If any Guarantor fails to pay in accordance with Section 11.07 hereof, the Trustee may proceed in its name as trustee hereunder in the enforcement of the Note Guarantee of any such Guarantor and such Guarantor’s obligations thereunder and hereunder by any remedy provided by law, whether by legal proceedings or otherwise, and to recover from such Guarantor the obligations.
SECTION 11.18.    Amendment, Etc.
Without limitation to the provisions of Article Nine, no amendment, modification or waiver of any provision of this Indenture relating to any Guarantor or consent to any departure by any Guarantor or any other Person from any such provision will in any event be effective unless it is signed by such Guarantor and the Trustee.
SECTION 11.19.    Acknowledgment.
Each Guarantor hereby acknowledges communication of the terms of this Indenture and the Notes and consents to and approves of the same.
SECTION 11.20.    Costs and Expenses.
Each Guarantor shall pay on demand by the Trustee any and all costs, fees and expenses (including, without limitation, reasonable legal fees) incurred by the Trustee, its agents, advisors and counsel or any of the Holders in enforcing any of their rights under any Note Guarantee.
SECTION 11.21.    No Merger or Waiver; Cumulative Remedies.
To the fullest extent permitted by applicable law, no Note Guarantee shall operate by way of merger of any of the obligations of a Guarantor under any other agreement, including, without limitation, this Indenture. To the fullest extent permitted by applicable law, no failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, remedy, power or privilege hereunder or under this Indenture or the Notes, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under this Indenture or the Notes preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. To the fullest extent permitted by applicable law, the rights, remedies, powers and privileges in the Note Guarantee and under this Indenture, the Notes and any other document or instrument between a Guarantor and/or the Company and the Trustee are cumulative and not exclusive of any rights, remedies, powers and privilege provided by law.

SECTION 11.22.    Survival of Guarantee Obligations.
Subject to Section 11.05, without prejudice to the survival of any of the other obligations of each Guarantor hereunder, to the fullest extent permitted by applicable law, the obligations of each Guarantor under Section 11.01 shall survive the payment in full of the Guarantee Obligations and shall be enforceable against such Guarantor without regard to and without giving effect to any defense, right of offset or counterclaim available to or which may be asserted by the Company or any Guarantor.
SECTION 11.23.    Guarantee in Addition to Other Guarantee Obligations.
The obligations of each Guarantor under its Note Guarantee and this Indenture are in addition to and not in substitution for any other obligations to the Trustee or to any of the Holders in relation to this Indenture or the Notes and any guarantees or security at any time held by or for the benefit of any of them.

ARTICLE TWELVE
MISCELLANEOUS
SECTION 12.01.    Intentionally Omitted.
SECTION 12.02.    Notices.
Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by nationally recognized overnight courier service, by fax or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
if to the Company or a Guarantor:

DaVita Inc.
2000 16th Street
Denver, CO 80202
Attention: Chief Financial Officer
Facsimile: (866) 912-0682
with a copy to:
DaVita Inc.
2000 16th Street
Denver, CO 80202
Attention: Chief Legal Officer
Facsimile: (866) 912-0682
and a copy to:

Sidley Austin LLP
555 California Street, Suite 2000
San Francisco, CA 94104
Attention: Sharon R. Flanagan, Esq.
Facsimile: (415) 772-7400
if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 700

Chicago, IL 60602
Attention: Corporate Trust Administration
Telephone: (312) 827-8639
Facsimile: (312) 827-8522
Each of the Company, the Guarantors and the Trustee by written notice to each other such Person may designate additional or different addresses for notices to such Person. Any notice or communication to the Company, the Guarantors and the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when receipt is acknowledged, if telecopied; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); and next Business Day if by nationally recognized overnight courier service.
The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured email, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee email or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail or other equivalent means or by hand delivery or overnight courier service at his address as it appears on the registration books of the Registrar or otherwise delivered to a Noteholder in accordance with the applicable procedures of the Depository and shall be sufficiently given to him if so mailed or delivered within the time prescribed in this Indenture, if any.
Failure to mail or deliver a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed or otherwise delivered in the manner provided above, it is duly given, whether or not the addressee receives it.
SECTION 12.03.    Communications by Holders with Other Holders.
Noteholders may communicate pursuant to TIA § 312(b) with other Noteholders with respect to their rights under this Indenture, the Notes or the Note Guarantees. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA § 312(c).
SECTION 12.04.    Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:
(1)    an Officer’s Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed or effected by the Company, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(2)    if requested by the Trustee, an Opinion of Counsel stating that, in the opinion of such counsel, any and all such conditions precedent have been complied with.

SECTION 12.05.    Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officer’s Certificate required by Section 4.06, shall include:
(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and
(4)    a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.
SECTION 12.06.    Rules by Trustee, Paying Agent, Registrar.
The Trustee, Paying Agent or Registrar may make reasonable rules for its functions.
SECTION 12.07.    Legal Holidays.
If a payment date is not a Business Day, payment may be made on the next succeeding day that is a Business Day with the same force and effect as if made on the original date such payment was due and no interest shall accrue or other penalty shall be payable for the period from and after the date such payment was originally due.
SECTION 12.08.    Governing Law; Waiver of Jury Trial.
This Indenture, the Notes and the Note Guarantees will be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of law.
EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.
SECTION 12.09.    No Adverse Interpretation of Other Agreements.
To the fullest extent permitted by applicable law, this Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. To the fullest extent permitted by applicable law, any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 12.10.    No Recourse Against Others.
No director, officer, employee, incorporator, stockholder, partner or member of, or owner of an equity interest in, the Company or of any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

SECTION 12.11.    Successors.
All agreements of the Company and the Guarantors in this Indenture, the Notes and the Note Guarantees shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.
SECTION 12.12.    Duplicate Originals.
All parties may sign any number of copies of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.
SECTION 12.13.    Severability.
To the fullest extent permitted by applicable law, in case any one or more of the provisions in this Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
SECTION 12.14.    Force Majeure.
In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 12.15.    Electronic Signature.
The words “execution,” signed,” signature,” and words of like import in this Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. Without limitation to the foregoing, and anything in this Indenture to the contrary notwithstanding, (a) any Officer’s Certificate, Opinion of Counsel, Note, Note Guarantee, written order of the Company, certificate of authentication appearing on or attached to any Note, supplemental indenture or other certificate, instrument, agreement, notice or other document delivered pursuant to this Indenture may be executed, attested and transmitted by any of the foregoing electronic means and formats, and (b) all references in Section 2.02 or elsewhere in this Indenture or in any Note (including Section 17 of the form of Note attached hereto as Exhibit A) to the execution, attestation or authentication of any Note or any certificate of authentication appearing on or attached to any Note by means of a manual or facsimile signature shall be deemed to include signatures that are made or transmitted by any of the foregoing electronic means or formats.

[Signature Pages Follow]

SIGNATURES
IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the date first written above.
DAVITA INC., as the Company

By:	s/ Chet Mehta Name: Chetan P. Mehta Title: Group Vice President

Signature Page to Indenture

GUARANTORS

Dialysis Holdings, Inc.
DVA Healthcare of Massachusetts, Inc.
DVA Healthcare Renal Care, Inc.
DVA of New York, Inc.
DVA Renal Healthcare, Inc.
ISD I Holding Company, Inc.
ISD II Holding Company, Inc.
ISD Renal, Inc.
Physicians Dialysis Acquisitions, Inc.
Renal Life Link, Inc.
Renal Treatment Centers – California, Inc.
Renal Treatment Centers – Illinois, Inc.
Renal Treatment Centers – Mid-Atlantic, Inc.
Renal Treatment Centers – Northeast, Inc.
Renal Treatment Centers – West, Inc.
Renal Treatment Centers, Inc.
Total Renal Care, Inc.
Total Renal Laboratories, Inc.
TRC West, Inc.

By: s/ Chet Mehta
Name: Chetan P. Mehta
Title: Group Vice President
DaVita of New York, Inc.
Knickerbocker Dialysis, Inc.
Liberty RC, Inc.

By: /s/ Matt Henn
Name: Matt Henn
Title: President
Renal Treatment Centers – Southeast, LP

By: Renal Treatment Centers, Inc., its general partner

By: s/ Chet Mehta
Name: Chetan P. Mehta
Title: Group Vice President

Total Renal Care Texas Limited Partnership

By: Total Renal Care, Inc., its general partner

By: s/ Chet Mehta
Name: Chetan P. Mehta
Title: Group Vice President

Signature Page to Indenture

VillageHealth DM, LLC

By: Total Renal Care, Inc., its managing member

By: s/ Chet Mehta
Name: Chetan P. Mehta
Title: Group Vice President

Signature Page to Indenture

THE BANK OF NEW YORK MELLON TRUST
COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos Name: Julie Hoffman-Ramos Title: Vice President

Signature Page to Indenture

APPENDIX A

PROVISIONS RELATING TO THE NOTES

1.    Definitions.
1.1    Definitions.
Capitalized terms used in this Appendix A and not otherwise defined shall have the meanings provided in this Indenture. For the purposes of this Appendix A and this Indenture as a whole, the following terms shall have the meanings indicated below:
“Definitive Note” means a certificated Note (bearing the Restricted Notes Legend if the transfer of such Note is restricted by applicable law and the Definitive Notes Legend) that does not include the Global Notes Legend.
“Definitive Notes Legend” means the legend set forth in Section 2.2(f)(i) herein.
“Depository” means The Depository Trust Company, New York, New York, or a successor thereto registered under the Exchange Act or other applicable statute or regulation.
“Global Notes Legend” means the legend set forth in Exhibit B to this Indenture.
“IAI” means an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
“IAI Notes” means all Notes offered and sold to IAIs in reliance on an exemption from the registration requirements of the Securities Act.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“Regulation S” means Regulation S under the Securities Act.
“Regulation S Notes” means all Notes offered and sold outside the United States in reliance on Regulation S.
“Restricted Notes Legend” means the legend set forth in Section 2.2(f)(i) herein.
“Restricted Period,” with respect to any Notes, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Notes are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date, and with respect to any Additional Notes that are Transfer Restricted Notes, it means the comparable period of 40 consecutive days.
“Rule 144A” means Rule 144A under the Securities Act.
“Rule 144A Notes” means all Notes offered and sold to QIBs in reliance on Rule 144A.
“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.
“Transfer Restricted Definitive Notes” means Definitive Notes that bear or are required to bear or are subject to the Restricted Notes Legend.

Appendix A-1

“Transfer Restricted Global Notes” means Global Notes that bear or are required to bear or are subject to the Restricted Notes Legend.
“Transfer Restricted Notes” means, each and collectively, the Transfer Restricted Definitive Notes and the Transfer Restricted Global Notes.
“Unrestricted Definitive Notes” means Definitive Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.
“Unrestricted Global Notes” means Global Notes that are not required to bear, or are not subject to, the Restricted Notes Legend.
1.2    Other Definitions.

Term:	Defined in Section:
Global Notes	2.1(b)
IAI Global Notes	2.1(b)
Participants	2.1(b)
Regulation S Global Notes	2.1(b)
Rule 144A Global Notes	2.1(b)

2.    The Notes.
2.1    Form and Dating; Global Notes.
(a)    The Notes issued on the Issue Date will be (i) sold by the Company pursuant to the offering memorandum, dated August 6, 2020, relating to the issuance of the Notes and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501 or as otherwise permitted by the Company in connection with a transfer exempt from registration under the Securities Act. Additional Notes offered after the Issue Date may be offered and sold by the Company from time to time pursuant to one or more agreements in accordance with applicable law.
(b)    Global Notes. (i)    Except as provided in clause (ii) below, Rule 144A Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Notes”).
IAI Notes initially shall be represented by one or more Notes in definitive, fully registered, global form without interest coupons (collectively, the “IAI Global Notes”).
Regulation S Notes initially shall be represented by one or more Notes in fully registered, global form without interest coupons (collectively, the “Regulation S Global Notes”), which shall be registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream.
The term “Global Notes” means the Rule 144A Global Notes, the Regulation S Global Notes and the IAI Global Notes. The Global Notes shall bear the Global Notes Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of a Participant, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear the Restricted Notes Legend.

Appendix A-2

Members of, or direct or indirect participants in, the Depository (collectively, the “Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes. The Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Participants, the operation of customary practices governing the exercise of the rights of a holder of a beneficial interest in any Global Note.
(ii)    Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Definitive Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2. In addition, a Global Note shall be exchangeable for Definitive Notes if (x) the Depository (1) notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fails to appoint a successor depository within 90 days of such notice or (2) has ceased to be a clearing agency registered under the Exchange Act or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Note; provided that in no event shall the Regulation S Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Restricted Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act. In all cases, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.
(iii)    In connection with the transfer of a Global Note as an entirety to beneficial owners pursuant to subsection (ii) of this Section 2.1(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.
(iv)    Any Transfer Restricted Note delivered in exchange for an interest in a Global Note pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Notes Legend.
(v)    Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Note may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.
(vi)    The holder of any Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a holder is entitled to take under this Indenture or the Notes.
2.2    Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.1(b). Global Notes will not be exchanged by the Company for Definitive Notes except under the circumstances described in Section 2.1(b)(ii). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 of this Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b).
(b)    Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in

Appendix A-3

Transfer Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(i)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Transfer Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Note in accordance with the transfer restrictions set forth in the Restricted Notes Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person. A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).
(ii)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from a Participant given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Participant account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note pursuant to Section 2.2(g).
(iii)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Note if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:
(A)    if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note;
(B)    if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note; or
(C)    if the transferee will take delivery in the form of a beneficial interest in an IAI Global Note, then the transferor must deliver a certificate in the form attached to the applicable Note.
(iv)    Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Transfer Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

Appendix A-4

(A)    if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or
(B)    if the holder of such beneficial interest in a Transfer Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Company or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company in the form of an Officer’s Certificate in accordance with 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v)    Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Transfer Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.
(c)    Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b)(ii). In any case, beneficial interests in Global Notes shall be transferred or exchanged only for Definitive Notes.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes. Transfers and exchanges of Definitive Notes for beneficial interests in the Global Notes also shall require compliance with either subparagraph (i), (ii) or (iii) below, as applicable:
(i)    Transfer Restricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. If any holder of a Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in a Transfer Restricted Global Note or to transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(A)    if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Note for a beneficial interest in a Transfer Restricted Global Note, a certificate from such holder in the form attached to the applicable Note;
(B)    if such Transfer Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such holder in the form attached to the applicable Note;
(C)    if such Transfer Restricted Definitive Note is being transferred to a non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;

Appendix A-5

(D)    if such Transfer Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such holder in the form attached to the applicable Note;
(E)    if such Transfer Restricted Definitive Note is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such holder in the form attached to the applicable Note, including the certifications, certificates and Opinion of Counsel, if applicable; or
(F)    if such Transfer Restricted Definitive Note is being transferred to the Company or a Subsidiary thereof, a certificate from such holder in the form attached to the applicable Note;
the Trustee shall cancel the Transfer Restricted Definitive Note, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Note.
(ii)    Transfer Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Transfer Restricted Definitive Note may exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Transfer Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(A)    if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note; or
(B)    if the holder of such Transfer Restricted Definitive Notes proposes to transfer such Transfer Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Company or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a written order of the Company in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate

Appendix A-6

principal amount of Unrestricted Definitive Notes transferred or exchanged pursuant to this subparagraph (iii).
(iv)    Unrestricted Definitive Notes to Beneficial Interests in Transfer Restricted Global Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Note.
(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder or by its attorney, duly authorized in writing. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).
(i)    Transfer Restricted Definitive Notes to Transfer Restricted Definitive Notes. A Transfer Restricted Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Note if the Registrar receives the following:
(A)    if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;
(B)    if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Note;
(C)    if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Note;
(D)    if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Note and Exhibit D to this Indenture; and
(E)    if such transfer will be made to the Company or a Subsidiary thereof, a certificate in the form attached to the applicable Note.
(ii)    Transfer Restricted Definitive Notes to Unrestricted Definitive Notes. Any Transfer Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(A)    if the holder of such Transfer Restricted Definitive Note proposes to exchange such Transfer Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note; or
(B)    if the holder of such Transfer Restricted Definitive Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form attached to the applicable Note, and, in each such case, if the Company or the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company and the Registrar to the effect that such exchange or transfer is in

Appendix A-7

compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Notes Legend are no longer required in order to maintain compliance with the Securities Act.
(iii)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of an Unrestricted Definitive Note may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.
(iv)    Unrestricted Definitive Notes to Transfer Restricted Definitive Notes. An Unrestricted Definitive Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Note.
At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
(f)    Legend.
(i)    Except as permitted by the following paragraph (ii), (iii) or (iv), each Note certificate evidencing the Global Notes and any Definitive Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only) (the “Restricted Notes Legend”):
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT.

BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”)) AND (2) AGREES THAT IT WILL NOT WITHIN ONE YEAR AFTER THE LATER OF THE DATE OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE DATE ON WHICH THE COMPANY OR ANY OF ITS RESPECTIVE AFFILIATES OWNED THIS NOTE, OFFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) (I) TO

Appendix A-8

THE COMPANY OR ANY SUBSIDIARY THEREOF, (II) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR THE OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (V) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (VI) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), OR (VII) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE FURTHER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PURSUANT TO SUBCLAUSES (III) TO (VI) OF CLAUSE (2)(A) ABOVE, AND THAT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
Each Definitive Note shall bear the following additional legends (the “Definitive Notes Legend”):
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
(ii)    Upon any sale or transfer of a Transfer Restricted Definitive Note, the Registrar shall permit the holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Note if the holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

Appendix A-9

(iii)    Upon a sale or transfer after the expiration of the Restricted Period of any Note acquired pursuant to Regulation S, all requirements that such Note bear the Restricted Notes Legend shall cease to apply and the requirements requiring any such Note be issued in global form shall continue to apply.
(iv)    Any Additional Notes sold in a registered offering shall not be required to bear the Restricted Notes Legend.
(g)    Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.
(h)    Obligations with Respect to Transfers and Exchanges of Notes.
(i)    To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.
(ii)    No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.04, 4.09 and 9.06 of this Indenture).
(iii)    Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.
(iv)    All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
(i)    No Obligation of the Trustee.
(i)    The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the holders and all payments to be made to the holders under the Notes shall be given or made only to the registered holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

Appendix A-10

(ii)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-11

EXHIBIT A

[Insert the Global Notes Legend, Restricted Notes Legend and the Definitive Notes Legend, if applicable pursuant to the provisions of the Indenture]

DAVITA INC.
3.750% Senior Notes due 2031

CUSIP No. [_] 1
ISIN No. [_]2

No.    $

DAVITA INC., a Delaware corporation (the “Company”), for value received promises to pay to CEDE & CO. or its registered assigns, the principal sum of                      on February 15, 2031.
Interest Payment Dates: February 15 and August 15, commencing February 15, 2021.
Record Dates: February 1 and August 1.
Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

__________________________
1 Rule 144A: 23918K AT5; Regulation S: U23888 AF4; IAI: 23918K AU2
2 Rule 144A: US23918KAT51; Regulation S: USU23888AF47; IAI: US23918KAU25

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized Officers.
DAVITA INC.
By:
Name:
Title:
By:
Name:
Title:

This is one of the 3.750% Senior Notes due 2031 described in the within-mentioned Indenture.
Dated:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Signatory

(Reverse of Note)

3.750% Senior Notes due 2031

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
SECTION 1.     Interest. DaVita Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 3.750% per annum from August 11, 2020 until maturity. The Company will pay interest semi-annually in arrears on February 15 and August 15 of each year (each an “Interest Payment Date”), or if any such day is not a Business Day, on the next succeeding Business Day, commencing February 15, 2021. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and, to the fullest extent permitted by applicable law, overdue premium, if any, and overdue installments of interest, without regard to any applicable grace periods, at the rate of 2.0% per annum in excess of the interest rate otherwise applicable to the Notes from time to time. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
SECTION 2.     Method of Payment. The Company will pay interest on the Notes to the Persons who are Holders of Notes at the close of business on the February 1 or August 1, as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Company shall pay principal, premium, if any, and interest on the Notes in U.S. Legal Tender. Principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, if any, and interest with respect to Notes in global form registered in the name of the Depository or its nominee shall be paid in immediately available funds to the Depository or its nominee, as the case may be. Until otherwise designated by the Company, the Company’s office or agency in New York will be the office of the Trustee maintained for such purpose.
SECTION 3.     Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.
SECTION 4.     Indenture. The Company issued the Notes under an Indenture dated as of August 11, 2020, as amended or supplemented (“Indenture”), by and among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those expressly incorporated into the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb) (the “TIA”). The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
SECTION 5.     Optional Redemption. Except as set forth in this Section 5, the Notes are not redeemable at the Company’s option until February 15, 2026. On and after February 15, 2026, the Company may at its option redeem the Notes, in whole or from time to time in part, upon not less than 10 nor more than 60 days’ notice, at the following Redemption Prices (expressed as a percentage of principal amount) plus accrued and unpaid interest, if any, on the Notes to be redeemed to, but excluding, the applicable Redemption Date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Percentage
2026	101.875%
2027	101.250%
2028	100.625%
2029 and thereafter	100.000%

Prior to August 15, 2023, the Company may, at its option, on one or more occasions, upon not less than 10 nor more than 60 days’ notice, redeem up to 40% of the original aggregate principal amount of Notes (including the original aggregate principal amount of any Additional Notes) issued under the Indenture with the Net Cash Proceeds of one or more Equity Offerings at a Redemption Price (expressed as a percentage of the principal amount thereof) of 103.750% plus accrued and unpaid interest, if any, to, but excluding, the applicable Redemption Date; provided that:
(1)    at least 50% of the original aggregate principal amount of the Notes (including the original aggregate principal amount of any Additional Notes) issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding after each such redemption; and
(2)    the Redemption Date occurs within 180 days after the closing of such Equity Offering (for purposes of clarity, in the event that there are two or more closings for any Equity Offering, then each such closing shall be deemed a separate “closing” for purposes of the foregoing provisions of this clause (2) with respect to the securities issued at such closing).
In addition, the Notes may be redeemed, in whole or from time to time in part, at any time prior to February 15, 2026, at the Company’s option, upon not less than 10 nor more than 60 days’ notice, at a Redemption Price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium on those Notes as of, and accrued and unpaid interest, if any, on those Notes to, but excluding, the applicable Redemption Date.
Any redemption pursuant to this Section 5 may, at the Company’s sole discretion, be subject to one or more conditions precedent, which shall be described in the related notice of redemption to Holders, which conditions may include, without limitation, completion of one or more Equity Offerings, other securities offerings or other financings, transactions or events. If such redemption is subject to satisfaction of one or more conditions precedent, such notice to Holders may (at the option of the Company) include a statement to the effect that the Redemption Date may be delayed, on one or more occasions and in the Company’s sole discretion, either (at the Company’s option) to a date specified by the Company in a subsequent written notice to Holders (subject, if the Company shall so elect, to satisfaction of any or all such conditions or the Company’s written waiver of any such conditions that are not satisfied) or until such time as any or all of such conditions have been satisfied or waived by the Company in writing, and that, if any such conditions shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date), then (unless the Company shall have waived in writing any such conditions that are not satisfied), the Company shall have no obligation to redeem the Notes called for redemption on such Redemption Date (as the same may have been delayed by the Company as aforesaid) and may cancel such proposed redemption and rescind any notice of such redemption.
If all conditions precedent (if any) to any redemption of the Notes shall not have been satisfied as and when required (as determined by the Company in its sole discretion and taking into account any election by the Company to delay such Redemption Date) or waived by the Company in writing and the Company has not elected to delay (or further delay) the applicable Redemption Date (or the applicable delayed Redemption Date, as the case may be), the Company shall provide written notice to the effect that the Company has elected to cancel such redemption to the

Trustee as promptly as practicable prior to such Redemption Date (or such delayed Redemption Date, as the case may be). Upon the Trustee’s receipt of such notice, the notice of such redemption shall be automatically rescinded and such redemption shall be automatically cancelled and the Company shall have no obligation to redeem the Notes called for redemption. Upon receipt of such notice, the Trustee shall provide such notice to each Holder of the Notes that were to have been redeemed in the same manner in which the notice of redemption was given.
Notwithstanding the foregoing, in connection with any tender offer for any Notes, including any offer to purchase the Notes pursuant to Section 4.09 of the Indenture, if Holders of not less than 90% in the aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in such tender offer or offer to purchase and the Company, or any other Person making such tender offer or offer to purchase, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such other Person will have the right, upon notice given not more than 30 days following such purchase pursuant to such tender offer or offer to purchase, to redeem all of the Notes that remain outstanding following such purchase at a price in cash equal to the price offered to each Holder in such tender offer or offer to purchase, plus, to the extent not included in the tender offer or purchase payment, accrued and unpaid interest to, but excluding, the applicable Redemption Date. Such redemption may be made upon notice mailed or otherwise delivered to each Holder in accordance with the applicable procedures of the Depository (or, if the Notes are then certificated, to each Holder’s registered address), not less than 10 nor more than 60 days prior to the applicable Redemption Date. Any such redemption and notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent, including the occurrence of a Change of Control.
SECTION 6.     Notice of Redemption. Subject to the provisions of the last three paragraphs of Section 5 above and Section 3.07 of the Indenture, notice of redemption will be mailed or otherwise delivered to each Holder in accordance with the applicable procedures of the Depository (or, if the Notes are then certificated, to each Holder’s registered address) at least 10 days but not more than 60 days before the Redemption Date. Notes may be redeemed in part in integral multiples of $1,000 only and the remaining principal amount of any Note must not be less than $2,000. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date (or, if applicable, the delayed Redemption Date, as the case may be), interest ceases to accrue on Notes or portions thereof called for redemption.
SECTION 7.     Mandatory Redemption. For the avoidance of doubt, an offer to purchase pursuant to Section 8 hereof shall not be deemed a redemption. The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.
SECTION 8.     Repurchase at Option of Holder. Upon the occurrence of a Change of Control, and subject to certain conditions set forth in the Indenture, each Holder will have the right to require the Company to purchase all or any part (in integral multiples of $1,000, provided that the remaining principal amount of any Note repurchased in part must not be less than $2,000) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the Change of Control Payment Date.
SECTION 9.     Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company and the Registrar are not required to transfer or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or during a Change of Control Offer if such Note is validly tendered pursuant to such Change of Control Offer and not validly withdrawn. Also, the Company and the Registrar are not required to transfer or exchange any Notes for a period beginning at the opening of business 15 days before the delivery of a notice of redemption and ending at the close of business on the day of such delivery or register the transfer or exchange of any Note selected for redemption in whole or in part except the unredeemed portion of any Note redeemed in part.
SECTION 10.     Persons Deemed Owners. The Holder of a Note may be treated as its owner for all purposes.
SECTION 11.     Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes and the Note Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default and its consequences or compliance with any provision hereof or thereof may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Note Guarantees to, among other things, cure any ambiguity, omission, defect or inconsistency, provide for uncertificated Notes in addition to certificated Notes, comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any change that does not materially adversely affect the rights of any Holder of a Note.
SECTION 12.     Defaults and Remedies. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes generally may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency as set forth in the Indenture with respect to the Company, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.
SECTION 13.     Restrictive Covenants. The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to create liens, to enter into sale/leaseback transactions or to consolidate, merge or sell all or substantially all of its assets. The covenants are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such covenants.
SECTION 14.     No Recourse Against Others. No director, officer, employee, incorporator, stockholder, partner or member of, or owner of any equity interest in, the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
SECTION 15.     Note Guarantees. To guarantee the due and punctual payment of the principal of, premium, if any, and interest on this Note and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, each of the Guarantors jointly and severally, unconditionally and irrevocably guarantees such obligations on a senior unsecured basis pursuant to the terms of the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
SECTION 16.     Trustee Dealings with the Company. Subject to certain limitations specified in the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates with the same rights it would have if it were not the Trustee.

SECTION 17.     Authentication. This Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.
SECTION 18.     Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
SECTION 19.     CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
SECTION 20.     Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York, without regard to principles of conflicts of laws.

ASSIGNMENT FORM
I or we assign and transfer this Note to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)
and irrevocably appoint                                                                              agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Dated:         Signed:
(Sign exactly as name appears on the other side of this Note)
Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Notes held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐    has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depository a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above);

☐    has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring while this Note is still a Transfer Restricted Definitive Note or a Transfer Restricted Global Note, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Company or any Subsidiary thereof; or
(2)	☐
inside the United States to a person reasonably believed to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) in compliance with Rule 144A under the Securities Act; or

(3)	☐
outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 903 or Rule 904 under the Securities Act and such Note shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

(4)	☐
inside the United States to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter, substantially in the form attached as Exhibit D to the Indenture, containing certain representations and agreements; or

(5)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act; or
(6)	☐	to the Registrar for registration in the name of the holder, without transfer; or
(7)	☐	pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company or the Trustee have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
Date:                    Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Date:
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Date:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09 of the Indenture.
If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.09 of the Indenture, state the amount (must be $1,000 or an integral multiple of $1,000 in principal amount, provided that the remaining principal amount of any Note purchased in part must not be less than $2,000 in principal amount): $_________
Dated:         Signed:
(Sign exactly as name appears on the other side of this Note)
Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

EXHIBIT B

FORM OF LEGEND

Each Global Note authenticated and delivered hereunder shall also bear the following legend:
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY OR NOMINEE. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO DAVITA INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN APPENDIX A OF THE INDENTURE.

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EXHIBIT C

INCUMBENCY CERTIFICATE

The undersigned,             , being the              of DaVita Inc. (the “Company”) does hereby certify that the individuals listed below are qualified and acting officers or employees of the Company as set forth in the right column opposite their respective names and the signatures appearing in the extreme right column opposite the name of each such person is a true specimen of the genuine signature of such person and such individuals have the authority to execute documents to be delivered to, or upon the request of, The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture dated as of August 11, 2020 by and among the Company, the Guarantors party thereto and The Bank of New York Mellon Trust Company, N.A.

Name	Title	Signature

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate as of the      day of                     , 20    .
DAVITA INC.

By:
Name:
Title:

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EXHIBIT D
[FORM OF TRANSFEREE LETTER OF REPRESENTATION]

TRANSFEREE LETTER OF REPRESENTATION

DaVita Inc.
c/o The Bank of New York Mellon Trust Company, N.A.
2 North LaSalle Street, Suite 700
Chicago, IL 60602
Attention: Corporate Trust Administration
Telephone: (312) 827-8639
Facsimile: (312) 827-8522

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[ ] principal amount of the 3.750% Senior Notes due 2031 (the “Notes”) of DaVita Inc. (the “Issuer”).
Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:
Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:
1.    We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
2.    We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which either the Issuer or any affiliate of such Issuer was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only: (a) in the United States to a person whom we reasonably believe is a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) inside the United States to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), (c) outside the United States in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, (d) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable), (e) pursuant to an effective registration statement under the Securities Act, (f) pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Issuer or Trustee so requests) or (g) to the Issuer or a Subsidiary thereof, in each of cases (a) through (g) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Note evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made to an institutional “accredited investor”

D-1

prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause 1(b), 1(c), 1(d) or 1(f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

Dated:

TRANSFEREE:

By:

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